UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SED INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders:
     The Special Meeting of Shareholders of SED International Holdings, Inc. (the “Company”) will be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on                           , 2007, at 10:00 a.m., Eastern Time, for the following purposes:
(i)	To authorize the Board of Directors of the Company (the “Board”) to amend the Company’s Articles of Incorporation to effect a reverse stock split of its common stock at a ratio of one-for-one hundred shares at any time prior to June 30, 2007 at the sole discretion of the Board; and

(ii)	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The Board has fixed                           , 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.
By Order of the Board of Directors,
Lyle Dickler
Secretary
                            , 2007

SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084
PRELIMINARY PROXY STATEMENT
     This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SED International Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Special Meeting of Shareholders of the Company (the “Special Meeting”) to be held at 10:00 a.m., Eastern Time,                           , 2007, at the Company’s executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, 30084, and at any adjournments thereof. The Notice of Special Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about                           , 2007, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below), and the Company will bear all the costs associated with this solicitation.
THE BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
SHARES ENTITLED TO VOTE
     Each valid proxy given pursuant to this solicitation that is received in time for the Special Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. Unless otherwise directed in the proxy, it will be voted (i) for the proposal to authorize the Board to amend the Company’s Articles of Incorporation to effect a reverse stock split of its common stock (“Common Stock”) at a ratio of one-for-one hundred shares at the sole discretion of the Board and to pay cash consideration of $1.30 (“Purchase Price”) per pre-split share of Common Stock for the redemption of any resulting fractional shares (the “Reverse Split Transaction”) and (ii) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Special Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084, Attn: Lyle Dickler, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Special Meeting.
     Only Shareholders of record as of the close of business on                           , 2007 (the “Record Date”), will be entitled to vote at the Special Meeting. As of the close of business on the Record Date there were 3,878,856 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote. According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the outstanding shares of Common Stock must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.
     Georgia Law requires that the proposed amendment be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.
THE REVERSE SPLIT TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE SPLIT TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Abstentions and Broker Non-Votes
     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for the proposed amendment. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Special Meeting.
FORWARD LOOKING STATEMENT INFORMATION
     Certain statements made in this Proxy Statement are “forward-looking statements” regarding the plans and objectives of management for future operations and market trends and expectations after the Reverse Split Transaction, if implemented. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. When we use words such as “believe,” “anticipates,” “expects,” “intends,” and similar expressions, we are making forward looking statements that are subject to risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. The terms “Company,” “we,” “our,” “us,” or any derivative thereof, as used herein refer to SED International Holdings, Inc., a Georgia corporation, and its predecessors.
SUMMARY TERM SHEET
     This summary term sheet, including the “Questions and Answers About the Special Meeting and the Reverse Split Transaction” section that follows, highlights selected information from the Proxy Statement for the Special Meeting and addresses the material terms of the Reverse Split Transaction. For a complete description of the Reverse Split Transaction, you should carefully read the Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, the Proxy Statement.
RESUMPTION OF EXCHANGE ACT REPORTING
•	Based upon information received from our transfer agent, we determined that the Company had approximately 500 Shareholders of record on July 1, 2006. Accordingly, we resumed periodic reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and re-registered our Common Stock with the United States Securities and Exchange Commission (“SEC”), as required by the Exchange Act.

REVERSE STOCK SPLIT; DEREGISTRATION; “PINK SHEET” QUOTATION
•	Our Board has authorized, subject to Shareholder approval, the Reverse Split Transaction.

•	If the Reverse Split Transaction is implemented, Shareholders who own 99 or fewer shares of Common Stock prior to the date the Reverse Split Transaction takes effect (the “Effective Date”) will have their shares cancelled and will receive a cash payment of $1.30 for each share of Common Stock they hold prior to the Effective Date (“Cashed Out Shareholders”), as described in more detail in the Proxy Statement.

•	Shareholders who own 100 or more shares of Common Stock prior to the Effective Date will remain Shareholders (“Continuing Shareholders”) and will also receive a cash payment of $1.30 for each share of Common Stock which is not an even multiple of 100, if any, resulting from the Reverse Split Transaction.

•	If consummated, the Reverse Split Transaction would be part of the Company’s plan to terminate the registration of the Common Stock and suspend its reporting requirements under the Exchange Act (“Deregistration” or “Deregister”). Following the Effective Date, the Company would have fewer than 300 holders of record and would be eligible for Deregistration under the Exchange Act. However, the Reverse Split Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because, if consummated, it will cause the Common Stock to be held of record by less than 300 persons. Accordingly, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC related to the Reverse Split Transaction. The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or from the Company. See “OTHER MATTERS—Available Information” below.

•	The Company expects that by Deregistration it will eliminate the significant expense required to comply with Exchange Act reporting and related requirements including, but not limited to, the Sarbanes Oxley Act of 2002.

•	Our management estimates that the Company’s current costs of remaining an Exchange Act reporting company at more than $1,000,000 per year and the burden of compliance with the forthcoming internal control audit assessment and review requirements of Section 404 of the Sarbanes-Oxley Act of 2002 may be significantly higher in the future. Moreover, while there can be no certainty as to future costs, the one time cost for creating the internal controls required by Section 404 are expected to be significant (See “Advantages of the Proposal — Cost Savings”).

•	By Deregistration the Company expects to reduce its annual reporting expenses by approximately $900,000.

•	The Company along with each of the Named Executive Officers (defined below) and each of its directors (collectively the “13E-3 Filing Persons”) have concluded that the cost associated with being an Exchange Act reporting company is not justified by its benefits in view of the limited trading activity in the Common Stock, and reasonably believes that the Reverse Split Transaction is substantively and procedurally fair to and in the best interests of our unaffiliated Shareholders. See also the response to the question “WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?”, “WERE THERE ADDITIONAL FACTORS SUPPORTING OUR BOARD’S DETERMINATION TO RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT?” and our disclosure in the Special Factors section of the proxy statement under the heading “Summary Of The Opinion And Analysis Undertaken By The Independent Consultant With Regards To The Fairness Of The Reverse Stock Split And Per Share Price To Unaffiliated Shareholders.”

•	After Deregistration we believe that the Common Stock will still be quoted in the “Pink Sheets,” albeit at a higher price to reflect the Reverse Split Transaction. There is no assurance, however, that there will be any Pink Sheets quotations after Deregistration nor that they will continue for any length of time.

•	The Reverse Split Transaction is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with Deregistration. See also our disclosure in the Special Factors section of this proxy statement under the heading “Reasons For This Proposal.”

•	If the Reverse Split Transaction is approved by the Shareholders, our Board would still retain the authority to determine whether to effect the Reverse Split Transaction, notwithstanding the authorization by Shareholders. While it is unlikely that it would do so, the Board could elect to delay

•	or even abandon the split without further action by Shareholders if, in the Board’s judgment, new or changed circumstances make the Reverse Split Transaction no longer in the best interests of Shareholders. Please see the section of the Proxy Statement entitled “Special Factors” for a more detailed discussion of the procedures to effect the Reverse Split Transaction.

•	Our Board engaged Boenning & Scattergood, Inc., an independent consultant (the “Independent Consultant”), to evaluate the fairness of the Reverse Split Transaction, including the Purchase Price, to unaffiliated Shareholders.

•	The Independent Consultant delivered its opinion to the Board that, as of that date, and based upon and subject to various limitations, qualifications and assumptions stated in the opinion, the Reverse Split Transaction is fair to unaffiliated Shareholders who will receive cash in lieu of fractional shares resulting from the transaction.

•	Our Board has set the cash consideration to be paid to redeem the fractional shares resulting from the Reverse Split Transaction at $1.30 (the Purchase Price”) per pre-split share of Common Stock. Our Board established the Purchase Price in good faith, based upon fairness and other factors it deemed relevant, as described in more detail in the section “Summary Of The Opinion And Analysis Undertaken By Independent Consultant With Regards To The Fairness Of The Reverse Stock Split And Per Share Price To Unaffiliated Shareholders.”

•	If we effect the Reverse Split Transaction, some of our Shareholders are entitled to assert dissenter’s rights and obtain payment of the fair value of their shares of Common Stock, under the Georgia Business Corporation Act. See also the information in the section “Appraisal and Dissenters’ Rights.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE REVERSE SPLIT TRANSACTION
Q: WHY DID WE RESUME EXCHANGE ACT REPORTING?
A: Exchange Act registration and reporting for the Company is required when Shareholders of record meet or exceed 300 persons. As of July 1, 2004, our reporting obligation was suspended under Section 15(d) because we had approximately 204 Shareholders of record. In September 2004, we Deregistered because we believed that it would greatly reduce the operating expenses associated with being an Exchange Act reporting company and therefore be in the best interest of our Shareholders. We were able to Deregister because, at the time, we had approximately 204 Shareholders of record. However, since that time our Shareholders of record had increased from 204 in 2004 to approximately 500 on July 1, 2006. Management believes that the increase was due mainly to the acts of a former member of management and his wife in making unsolicited gifts of small numbers of shares to unrelated minors. Accordingly, we resumed Exchange Act reporting and re-registered our Common Stock with the SEC as required by the Exchange Act. See the discussion below in the Special Factors section under the subheading “Background Of The Proposal.”
Q: WHAT DOES IT MEAN TO DEREGISTER?
A: If the Reverse Split Transaction is consummated, we would have fewer than 300 holders of record, and we would be eligible for Deregistration and as result we would no longer be required to file Forms 10-K, 10-Q and 8-K with the SEC or make other Exchange Act filings or be required to comply with the requirements of the Sarbanes Oxley Act of 2002. After Deregistration there can be no assurance that our Common Stock will continue to be quoted on the Pink Sheets over-the-counter market. If not so quoted, shares of our Common Stock could trade only in privately negotiated sales.

Q: WHAT ARE THE BENEFITS OF DEREGISTRATION?
     A: The benefits of Deregistration include:

•	Eliminating the costs associated with filing documents under the Exchange Act with the SEC, including but not limited to filing Forms 10-K, 10-Q and 8-K with the SEC, reporting transactions of our executive officers, directors, and 10% Shareholders relating to our Common Stock;

•	Eliminating the costs of compliance with the Sarbanes Oxley Act of 2002 and related regulations including but not limited to Section 404, which requires companies to establish systems of internal controls over financial reporting and provide annual assessments of the efficacy of such controls;

•	Reducing the direct and indirect costs of administering our Shareholder accounts;

•	Affording our Shareholders who hold 99 or fewer shares of Common Stock prior to the Effective Date, the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs;

•	Permitting our management to focus its time and resources on our long-term business goals and objectives; and

•	No longer being subject to the liability provisions of the Exchange Act or to the new restrictions and requirements of the Sarbanes Oxley Act of 2002 and, our officers, no longer being required to certify the accuracy of our financial statements.
Q: WHAT ARE THE DISADVANTAGES OF DEREGISTRATION?
A: Some of the disadvantages of Deregistration include:

•	There is no assurance that our Common Stock will continue to be traded on the Pink Sheets after the Reverse Split Transaction, or by privately negotiated transactions.

•	Cashed Out Shareholders will not have an opportunity to liquidate their shares after the Effective Date at a time and for a price of their own choosing; instead, they will be cashed out and will no longer be our Shareholders and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•	Continuing Shareholders will no longer have available all of the information regarding our operations and results that is currently available in our Exchange Act filings with the SEC, although we expect to continue to provide the necessary information to brokerage firms expressing interest in quoting our Common Stock in the Pink Sheets;

•	We may have less flexibility in attracting and retaining executives and other employees because equity based incentives (such as stock options, if we choose to use them) tend not to be viewed as having the same value in a company reporting under the Exchange Act; and

•	We will be less likely to be able to use shares of our Common Stock for acquisitions.

See “Summary Of The Opinion And Analysis Undertaken By The Independent Consultant With Regards To The Fairness Of The Reverse Stock Split And Per Share Price To Unaffiliated Shareholders.”

Q: IS IT POSSIBLE THAT THE NUMBER OF HOLDERS OF RECORD WILL AGAIN REACH 300, THEREBY MAKING US A REPORTING COMPANY AGAIN?
A: Yes. After the Effective Date, we may choose to repurchase additional shares of Common Stock from some of our remaining odd-lot Shareholders to ensure that the Company is not required to again become a reporting company under the Exchange Act. There is no guarantee, however, that we will have the financial or other resources to make any such repurchases or that, even if some repurchases are made, we will be in a position to do so for all or for any significant portion of the remaining Shareholders holding odd-lots after the Effective Date. The price to be paid for any such repurchases would be the then fair market value for such shares as determined by our Board in good faith.
Q: WHAT ARE SOME OF THE REASONS FOR DEREGISTERING NOW?
A: Our Board believes that, neither the Company nor its Shareholders derive any material benefit from our status as an Exchange Act reporting company. Notwithstanding the direct financial and managerial burden of being a reporting company, the low trading volume in our Common Stock has not provided significant liquidity to our Shareholders. Because of this lack of an active and liquid trading market shares of our Common Stock do not serve as useful consideration for acquisitions or other transactions and our Board does not believe that we they will do so in the foreseeable future. Finally, the low trading volume has historically resulted in substantial spikes in the trading price when actual trades are made, leading to arbitrary and unfair treatment of Shareholders buying and selling Common Stock. All of these factors, when considered in the context of the anticipated increased costs of remaining a reporting company on account of Section 404 of the Sarbanes Oxley Act of 2002, make this an especially appropriate time to deregister our Common Stock. See our disclosure in the Special Factors section of the proxy statement.
Q: AS A SHAREHOLDER, WHAT WILL I RECEIVE IN THE TRANSACTION?
A: If the Reverse Split Transaction is consummated and you own 99 or fewer shares prior to the Effective Date, you will receive a cash payment, without interest, as payment for the shares of Common Stock that you own prior to the Effective Date and you will cease to be our Shareholder. Shareholders owning more that 100 shares prior to the Effective Date but in an amount not evenly divisible by 100 will remain Shareholders and will receive a equivalent cash payment, without interest, as payment for those shares of Common Stock owned prior to the Effective Date that are not even multiples of 100. Our Board, with the concurrence of the Independent Consultant, has set the cash consideration to be paid to the Shareholders entitled to fraction shares after the Effective Date at $1.30 per pre-split share of Common Stock.
Q: IF I OWN FEWER SHARES THAN 100 SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE DATE, IS THERE ANY WAY I CAN CONTINUE TO BE A SHAREHOLDER AFTER THE TRANSACTION?
A: Yes. You can continue to be our Shareholder after the Effective Date by purchasing, in the open market or in private purchases, enough additional shares to cause you to own 100 shares of Common Stock in a single account immediately prior to the Effective Date. However, we cannot assure you that any shares will be available for purchase prior to the Effective Date.
Q: WHAT HAPPENS IF I OWN A TOTAL OF 100 OR MORE SHARES BENEFICIALLY, BUT I HOLD FEWER THAN 100 SHARES OF RECORD IN MY NAME AND FEWER THAN 100 SHARES WITH MY BROKER IN “STREET NAME”?
A: An example of this would be that you have 40 shares registered in your own name with our transfer agent and you have 60 shares registered with your broker in “street name.” Accordingly, you are the beneficial owner of a total of 100 shares, but you do not own 100 shares of record or beneficially in the same name. If this is the case, you would receive cash for the 40 shares you hold of record and cash for the 60 shares held in street name. You can avoid this result by consolidating your holdings of 100 or more shares in a single account. If the Reverse Split Transaction is approved at the Special Meeting, the Board can declare the Effective Date immediately. Accordingly, any consolidating transactions by Shareholders should be completed before that date.
Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO ME?
A: Shareholders who do not receive any cash as a result of the Reverse Split should not recognize any gain or loss as a result of the Reverse Split Transaction. For Continuing Shareholders, their tax basis and holding period in the shares of our Common Stock should generally remain unchanged after the Effective Date. Shareholders who will be paid cash for their shares of our Common Stock as a result of this transaction will generally recognize capital gain or loss for federal income tax purposes. Such gain or loss will be measured by the difference between the cash received by such Shareholder and the aggregate adjusted tax basis of the shares of Common Stock held. While we do not purport to provide personal tax advice to any Shareholder, a summary of the material tax consequences of the reverse stock split can be found in the section “Federal Income Tax Consequences.”
Q: AM I ENTITLED TO DISSENTERS’ RIGHTS?
A: Yes, under the Georgia Business Corporation Code, those Shareholders whose fractional shares are cancelled and redeemed after the Effective Date are entitled to dissenters’ rights in connection with the Reverse Split Transaction. Shareholders planning to exercise their dissenters’ rights must deliver to the Company, before the vote is taken at the Special Meeting, written notice of their respective intent to demand payment for their shares if the Reverse Split Transaction action is effectuated, must not vote their respective shares in favor of the Reverse Split Transaction and comply with the other provisions of the Georgia Dissenter’s Rights Statute. A vote against the Reverse Split Transaction does not satisfy the written notice of demand for payment which must be provided to the Company before the vote is taken at the Special Meeting. See also the information in the section below entitled “Appraisal and Dissenters’ Rights”.
Q: WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD?
A: Our Board has determined that the Reverse Split Transaction is advisable and in the best interests of our Shareholders. Our Board has therefore unanimously approved the Reverse Split Transaction and recommends that you vote “FOR” approval of this matter at the Special Meeting.
Q: WERE THERE ADDITIONAL FACTORS SUPPORTING OUR BOARD’S DETERMINATION TO RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT?
A: In addition to considering the advantages and disadvantages of the Reverse Split Transaction discussed above and in greater detail in the Special Factors section of the Proxy Statement, our Board based its recommendation to approve such transaction on the determination by the Independent Consultant that the Reverse Split Transaction, including the Purchase Price, is fair to our unaffiliated Shareholders.

Q: WHAT IS THE COST TO THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT?
A: The Board with the assistance of the Independent Consultant determined the Purchase Price of $1.30 per pre-split share would to be fair to unaffiliated Shareholders. The Purchase Price was originally proposed by management to the Independent Consultant to determine its fairness to unaffiliated Shareholders and report its determination to the Board. After having reviewed both the report and opinion of the Independent Consultant the Board determined that the Purchase Price would be fair to unaffiliated Shareholders. In making this determination the Board considered all of the Independent Consultant’s analyses including the purchase price analysis which compared the purchase to the then current market price (the closing price on January 26, 2007), the 52 week high and low prices, and the average closing prices for the prior 90-days, for the Common Stock and found the Purchase Price to be at a slight discount to the 52 week high and the then current market prices, and at a substantial premium to the 52 week low and the 90-day average closing prices. (See the section below entitled “Summary Of The Opinion And Analysis Undertaken By The Independent Consultant With Regards To The Fairness Of The Reverse Split And Per Share Price To Unaffiliated Shareholders”).
Based on the Purchase Price, we estimate that the total cash outlay of the Company in effecting the Reverse Split Transaction will be approximately $185,000, including $150,000 in transactional expenses rather than consideration paid to Shareholders. This amount could be larger or smaller if the number of fractional shares that will be outstanding upon the Reverse Split Transaction changes as a result of purchases or sales of shares of our Common Stock.
However, the Company expects to reduce its annual reporting expenses by approximately $900,000 if the Reverse Split Transaction is implemented. Management estimates that it will cost the Company approximately $1,126,000 this year to remain an Exchange Act reporting company compared to an estimated $232,500 if the Company becomes non-reporting. See the discussion below in the Special Factors section under the subheading “Reasons For The Proposal.”
Q: WHAT SHARES CAN I VOTE?
A: You may vote all shares of Common Stock that you own as of the close of business on the Record Date. These shares include (1) shares held directly in your name as the “holder of record,” and (2) shares held for you in “street name” as the “beneficial owner” through a nominee (such as a broker or bank). Nominees may have different procedures and, if you own shares in street name, you should contact them prior to voting.
Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A: No. Shortly after the Effective Date, if you are entitled to fractional shares of Common Stock, we will send instructions on where to send your stock certificates and how you will receive any cash payments you may be entitled to receive. Once our transfer agent receives the stock certificate and the correctly signed paperwork included with the instructions, the cash payment will be sent back by the transfer agent within one or two days. Payment to Shareholders who have lost their stock certificates may be delayed on account of the need for the Company to post a cash bond with the transfer agent.
Q: WHAT IF I HAVE LOST MY STOCK CERTIFICATE?
A: If you are entitled to fractional shares of Common Stock after the Reverse Split Transaction and you have destroyed, misplaced or otherwise cannot locate your stock certificate, a non-refundable cash bond equal to three percent (3%) of the value of the lost certificate must be posted with our transfer agent for a replacement certificate to be issued for the whole shares of Common Stock that you are entitled to after the Effective Date. The Company will post the cash bond on behalf of any Shareholders who do not return certificates and deduct the cost of the bond from the cash payment made to those Shareholders.

Q: CAN I VOTE MY SHARES WITHOUT ATTENDING THE SPECIAL MEETING?
A: Whether you hold your shares directly as the Shareholder of record or beneficially in “street name,” you may direct your vote without attending the Special Meeting. You may vote by signing your proxy card or, for shares held in “street name,” by signing the voting instruction card sent to you by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted for (i) the Reverse Split Transaction and (ii) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. See also “How are votes counted?”, below.
Q: CAN I CHANGE MY VOTE?
A: You may change your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may change your vote by signing a new proxy card bearing a later date (which automatically revokes the earlier dated proxy card) or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously signed proxy card to be revoked unless you specifically so request. For shares held beneficially by you in street name, you may change your vote only by submitting new voting instructions to your broker or nominee. Shares held in street name may not be voted by you at the meeting other than through voting instructions submitted to your broker or nominee before the meeting.
Q: WHAT ARE THE VOTING REQUIREMENTS TO APPROVE THE REVERSE SPLIT TRANSACTION?
A: Approval of the Reverse Split Transaction will require the affirmative vote of a majority of the shares of Common Stock outstanding at the Special Meeting in which a quorum is present. According to our Bylaws, the holders of a majority of the outstanding shares of Common Stock must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.
Q: DID THE BOARD OBTAIN AN INDEPENDENT APPRAISAL OF THE COMMON STOCK?
A: Yes. The Board obtained an independent appraisal from Boenning & Scattergood, Inc., an independent investment banking firm with offices at 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania 19428. See also the information in the section “Summary Of The Opinion And Analysis Undertaken By The Independent Consultant With Regards To The Fairness Of The Reverse Stock Split And Per Share Price To Unaffiliated Shareholders.”
Q: HOW ARE VOTES COUNTED?
A: You may vote “FOR, “AGAINST” or “ABSTAIN” on the reverse stock split. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate the “FOR”, “AGAINST” and “ABSTAIN” votes, and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting. According to the Bylaws, the holders of a majority of the outstanding shares of Common Stock must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Special Meeting, Georgia Law requires that the proposed amendment be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Q: IF THE REVERSE SPLIT TRANSACTION IS APPROVED BY OUR SHAREHOLDERS, DOES IT STILL HAVE TO BE DECLARED BY OUR BOARD?
A: Yes. While our Board may proceed with the Reverse Split Transaction at any time before June 30, 2007 without further notice to or action on the part of our Shareholders, the Board may also determine to delay or abandon the declaration of the Reverse Split Transaction based on new or changed circumstances that, in its sole discretion, it believes make the declaration of the Reverse Split Transaction no longer in the best interests of the Shareholders.
The Board believes that it is prudent to recognize that, between the date of this proxy statement and the date that the Reverse Split Transaction will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Split Transaction at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to Shareholder, a material change in our business or litigation affecting our ability to proceed with the Reverse Split Transaction, an unforeseen increase in the number of Shareholders of record holding round-lots to a level in which the split ratio would not be sufficient to accomplish the Company’s ultimate objective of discontinuing its Exchange Act reporting obligation, or if the cash required to pay for the Reverse Split Transaction is in excess by an unreasonable amount above our estimate of $185,000 to consummate the Reverse Split Transaction.
Q: HOW WILL WE OPERATE AFTER THE TRANSACTION?
A: If the Reverse Split Transaction is consummated we would Deregister and no longer be subject to the reporting and related requirements of the federal securities laws that are applicable to Exchange Act reporting companies. We do not anticipate that the Reverse Split Transaction will have any effect on the conduct of our operations or business other than the cost savings anticipated from the discontinuation of reporting. In all other respects, our business and operations should continue as they are currently being conducted.
PROPOSAL
Authorize the Board to amend the Company’s Articles of Incorporation to effect a reverse stock split of its Common Stock at a ratio of one-for-one hundred shares at any time prior to June 30, 2007 at the sole discretion of the Board
SPECIAL FACTORS
Background Of The Proposal
     Exchange Act registration and reporting for the Company is required when Shareholders of record meet or exceed 300 persons. As of July 1, 2004, our reporting obligation was suspended under Section 15(d) because we had approximately 204 Shareholders of record. In September 2004, we Deregistered because we believed that it would greatly reduce the operating expenses associated with being an Exchange Act reporting company and therefore be in the best interest of our Shareholders. We were able to Deregister because, at the time, we had approximately 204 Shareholders of record.
     In 2005, subsequent to his termination from the positions he held with the Company, Mark Diamond, our former president, chief executive and chief operating officer, and a director, filed lawsuits against us. Along with his wife, he began making small “gifts” of two to 10 shares of Common Stock to friends, relatives and randomly to numerous unrelated minor children of members of their religious congregation and others. Mr. Diamond and his wife named themselves as custodians of the shares in these “gifts” to the children of other persons, under the Uniform Gift to Minors Act. He has testified that he made these unilateral “gifts” of small numbers of shares as part of his strategy to increase the number of shareholders of record, for the purpose of forcing the Company into reporting status under Section 15. At the time of the “gifts,” the per share price of Common Stock was significantly less than $1.00. Though some recipients were apparently informed that donees who were minors could name a parent as custodian if so requested, the very low economic value of each transaction resulted in most people declining to respond, either to accept the “gift” or change the custodian.
     Our transfer agent informed us that in accordance with accepted practice in the industry they were required to set-up an individual account for each recipient. We tried, unsuccessfully, to convince our transfer agent to not record these transfers until the gifts had been validly accepted. In fact, many of the donees and/ or parents of the donees expressed to management their confusion as to the reason why they were recipients in the first instance and requested information on how to formally reject the gifts. However, our transfer agent informed us that in order to reject the gift a donee or his or her guardian would need to make the request in writing. However, because of the very low economic value of each gift (the per share price of Common Stock was significantly less than $1.00), we believe that most donees decided not to take any further action to avoid the time, effort and expense involved.
   As a result, we believe that due mainly to these transfers from Mark Diamond and his wife, our Shareholders of record had increased from 204 in 2004 to approximately 500 on July 1, 2006. Accordingly, in 2006, we resumed Exchange Act reporting and re-registered our Common Stock with the SEC as required by the Exchange Act.
     In order to again be in a position to realize the potential benefits that Deregistration would provide to the Company and its Shareholders, at a meeting on December 4, 2006 (the “December Meeting”), the Board unanimously adopted a resolution, subject to Shareholder approval, to amend the Company’s Articles of Incorporation to effect the Reverse Split Transaction. The December Meeting was called pursuant to due notice given by the chairman of the Board. Present at the December Meeting were all of the Board members including Jean Diamond, Melvyn I. Cohen, Joseph Segal and Stewart I. Aaron, as well as, the Company’s vice president of finance, Lyle Dickler, the executive assistant to Ms. Diamond, Barbara Gay, and Stephen A. Zelnick and John C. Hui of Morse, Zelnick, Rose & Lander LLP, the securities counsel to the Company. Mses. Diamond and Gay served as chairperson and secretary of the meeting, respectively. At the meeting, the Board discussed the potential advantages and disadvantages of a reverse split transaction, the split ratio, the actions that need to be taken by the Board and Shareholders to put a reverse split into effect including, the need to call a special meeting of Shareholders and the preparation of related proxy materials.
     Subsequently, preliminary proxy materials were prepared and filed with the SEC on December 8, 2006. Pursuant to SEC staff’s comments related to that filing, in December 2006 management contacted the Independent Consultant, described below, to conduct a fairness analysis of the proposed Reverse Split Transaction and advise the Board of their findings. The Independent Consultant was selected based on its extensive knowledge base of the Company and its industry, its experience and reputation in business valuations, independence from the Company and each of the directors, the fee quoted for the engagement, and its availability to produce a fairness opinion in the time period required by the Company. On February 1, 2007, pursuant to due notice given by the chairman of the Board, a special meeting of the board was held to discuss the report and opinion of the Independent Consultant (the “February Meeting”). Present at the February Meeting were all of the Board members including Jean Diamond, Melvyn I. Cohen, Joseph Segal and Stewart I. Aaron, as well as, David Parke and James Noone from the Independent Consultant firm, Lyle Dickler, the Company’s vice president of finance, Barbara Gay, the executive assistant to Ms. Diamond, and Stephen A. Zelnick and John C. Hui of Morse, Zelnick, Rose & Lander LLP, the securities counsel to the Company. Mses. Diamond and Gay served as chairperson and secretary of the meeting, respectively. At this meeting, the Board ratified and confirmed the selection of the Independent Consultant and Mr. Parke presented the Fairness Opinion Report to the Board and responded to questions from board members. Upon the completion of Mr. Parke’s presentation, Mr. Parke and Noone excused themselves from the meeting. Subsequently, the Board held further discussions and upon motion duly made and seconded the Board unanimously voted to approve the report and the related Fairness Opinion, and ratified the preparation and filing of a Rule 13e-3 Transaction Statement on Schedule 13e-3 and related proxy materials for the Reverse Split Transaction.
     The affirmative vote of the holders of a majority of the holders of the outstanding shares of Common Stock is needed to approve the Reverse Split Transaction. Shareholder approval of the Reverse Split Transaction would give the Board authority to implement the Reverse Split Transaction prior to June 30, 2007 or decline to implement it at all.
   The Board would effect the Reverse Split Transaction only upon its determination that it would be in the best interests of the Shareholders at that time. The Board would determine when to effect the split. No further action on the part of Shareholders will be required to either implement or abandon the Reverse Split Transaction. The Board reserves its right to elect not to proceed, and abandon, the Reverse Split Transaction if it determines, in its sole discretion, that the Reverse Split Transaction is no longer in the best interests of the Company or Shareholders.
     If Shareholders approve the Reverse Split Transaction and the Board decides to implement the Reverse Split Transaction, the Company will file an Articles of Amendment (as described below) with the Secretary of State of the State of Georgia which will effect a reverse split of the shares of Common Stock then issued at the split ratio determined by the Board. The Reverse Split Transaction, if implemented, would not change the number of authorized shares or the par value of Common Stock. Except for any changes as a result of the treatment of fractional shares, each Shareholder will hold the same percentage of Common Stock outstanding immediately prior to the Reverse Split Transaction as such Shareholder did immediately prior to the split. The percentage interest of Continuing Shareholders may be reduced as they will receive cash in lieu of any fractional shares resulting from the split.
     We may at some point repurchase shares of Common Stock of one or more Continuing Shareholders who, after the Reverse Split, have “odd-lot” shares, fewer than 100 shares of Common Stock, and cannot otherwise dispose of them on reasonable terms. Because some of these odd-lots of shares may be difficult to sell, particularly since the Company’s stock is quoted on the Pink Sheets. There is no guarantee, however, that the Company will have the financial or other resources to make any such repurchases or that, even if some repurchases are made, the Company will be in a position to do so for all or for any significant portion of the Shareholders holding odd-lots after the Effective Date. The price to be paid for any such post-split repurchases would be the fair market value for such shares as determined by our Board in good faith.

Reasons For The Proposal
     The Company believes that the Reverse Split Transaction would be in both its and the Shareholders best interest because it expects that the transaction would serve to help save the Company the expense of preparing and filing with the SEC of annual, quarterly and current reports under the Exchange Act, preparing proxy materials in accordance with the Exchange Act and of complying with the Sarbanes-Oxley Act of 2002, by reducing the number of record Shareholders to a level to allow the Company to Deregister under the Exchange Act.
     We incur substantial direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on reporting companies. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act, including but not limited to the significant costs and burdens of compliance with the forthcoming internal control evaluation and audit requirements of Section 404 of the Sarbanes-Oxley Act, more commonly referred to in this Proxy Statement as Section 404. While the SEC has deferred the application of Section 404 to non-accelerated filers like us, the cost of implementing internal control procedures required by Section 404 is expected to be unduly burdensome and costly for a company with our history of losses and profitability. Management estimates that it will cost the Company more than $1,000,000 this year to remain an Exchange Act reporting company and the cost of compliance with the forthcoming internal control audit assessment and review requirements of Section 404 of the Sarbanes-Oxley Act of 2002 may be significantly higher in the future. The following is a comparative list of estimated costs of remaining a reporting company versus being a non-reporting company:

	Reporting	Non Reporting
Annual Audit & Quarterly Reviews of Financial Statements	226,000	140,000
Audit fees related to Sarbanes-Oxley Act (“SOX”)	200,000
SOX Consulting	240,000
Accounting Staff — SOX	75,000
Consulting Fees related to preparation of periodic reports on Form 10-Q and 10-K	75,000	7,500
Transfer Agent Fees	20,000
Printing and Filing	50,000	5,000
Legal Fees Related to SEC	120,000
Board Meetings	120,000	80,000

Total Estimated Annual Cost	$1,126,000	$232,500
     Historically, we have also incurred substantial indirect costs as a result of, among other things, the management time expended to prepare and review our public filings, which indirect costs are expected to increase after Sarbanes-Oxley Act of 2002 and particularly Section 404. Moreover, while there can be no certainty as to future costs, the one time cost for creating the internal controls required by Section 404 are expected to be significant. The table above shows that by terminating its registration under the Exchange Act the Company expects to reduce its annual reporting expenses by approximately $900,000.
     Our Board believes that, by Deregistering our shares of Common Stock and suspending our periodic reporting obligations, we will realize estimated cost savings of approximately $900,000 annually. This estimated annual cost savings reflect, among other things: (i) a reduction in audit, legal, administrative and other fees, (ii) the elimination of various internal costs associated with filing Exchange Act reports with the SEC, (iii) the reduction or elimination of the cost of officers and directors liability insurance, and (iv) the reduction or elimination of various clerical and other expenses, including printing, stock transfer and proxy solicitation expenses.
     In light of these circumstances, our Board believes that it is in our best interest to undertake the Reverse Split Transaction, enabling us to Deregister our Common Stock. Deregistering will relieve us of the administrative burden, cost and competitive disadvantages associated with Exchange Act reporting and otherwise complying with the requirements imposed under the Exchange Act and the Sarbanes-Oxley Act.
     Alternatives Considered
     In making the determination to proceed with the Reverse Split, our Board considered two (2) other possible alternatives. As discussed below, however, these other alternatives were ultimately rejected because our Board believed that the Reverse Split would be the simplest and most cost effective approach in which to achieve the purposes described herein. These alternatives were:
Cash-Out Merger. The Board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a re-organization. In a cash-out merger, Shareholders of its Common Stock would receive cash equal to the fair value of the Common Stock in exchange for their shares and no unaffiliated Shareholders would have an opportunity to remain Continuing Shareholders. Based on estimates obtained by management from several valuation experts while exploring this alternative, a cash-out merger would have been very costly. As a result, the Board anticipated that the Company would have to incur debt to finance such a reorganization, which could potentially weaken the Company’s capital position. The Board believes it is important to maintain a strong capital position in order to support the Company’s anticipated future growth and business objectives.
Maintaining the status quo. The Board also considered taking no action to reduce the number of Shareholders. However, due to the significant and increasing costs of remaining an Exchange Act reporting company and other considerations described herein, the Board believed that maintaining the status quo not to be in the best interests of the Company or its unaffiliated Shareholders. We would continue to incur the expenses of remaining an Exchange Act reporting company without realizing the benefits of being such a reporting company.
Our Board believes that, neither the Company nor its Shareholders derive any material benefit from our status as an Exchange Act reporting company. Notwithstanding the direct financial and managerial burden of being a reporting company, the low trading volume in our Common Stock has not provided significant liquidity to our Shareholders. Because of this lack of an active and liquid trading market shares of our Common Stock do not serve as useful consideration for acquisitions or other transactions and our Board does not believe that we they will do so in the foreseeable future. Finally, the low trading volume has historically resulted in substantial spikes in the trading price when actual trades are made, leading to arbitrary and unfair treatment of Shareholders buying and selling Common Stock. All of these factors, when considered in the context of the anticipated increased costs of remaining a reporting company on account of Section 404 of the Sarbanes Oxley Act of 2002, make this an especially appropriate time to deregister our Common Stock.
Certain Risk Factors Associated with the Reverse Split Transaction

•	A decline in the market price of the Common Stock after the Reverse Split Transaction may result in a greater percentage decline than would occur in the absence of a split.

•	The split ratio chosen by the Board may not be high enough to achieve the desired results of the Reverse Split Transaction. The split ratio was determined based on information provided by the Company’s transfer agent that the Company had approximately 500 Shareholders of record of which approximately 400 held fewer than 100 shares of Common Stock. Based on the foregoing, the Board determined that a 100 for 1 reverse split, reducing the number of record holders to approximately 100, would be enough to reasonably ensure that the Company would have less than 300 record Shareholders immediately after the Effective Date. However, between the date of this proxy statement and subsequent to Shareholder approval of the Reverse Split Transaction, the number of Shareholders of record holding 100 or more shares of Common Stock could increase to a level in which the split ratio would not be sufficient to accomplish the Company’s ultimate objective of discontinuing its Exchange Act reporting obligation.

Impact of the Reverse Split Transaction
     If approved and effected, the Reverse Split Transaction will be realized simultaneously and the split ratio will be the same for all outstanding shares of Common Stock. The Reverse Split Transaction will affect all of the Shareholders uniformly and will not, other than fractional Shareholders, affect any Shareholder’s percentage ownership or proportionate voting power. However, because the number of authorized shares of Common Stock will not be reduced and the shares redeemed by us will be retired and become authorized but unissued shares, the Reverse Split Transaction will increase the Board’s ability to issue authorized and unissued shares without further Shareholder action. The Company presently has no specific plans to issue any shares of Common Stock after the Effective Date.
The principal effect of the Reverse Split Transaction will be that:

•	the number of record holders of Common Stock will be reduced from 500 to approximately 100;

•	an estimated 27,000 pre-split shares of Common Stock will be redeemed by the Company reducing the outstanding shares of Common Stock to approximately 3,851,856 on a pre-split basis or 38,518 on a post-split basis;

•	based on the split ratio proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding Common Stock options outstanding preceding the Effective Date; and

•	The Company will apply for Deregistration under the Exchange Act as soon as practicable after the Effective Date.

     Effect on Fractional Shareholders
   You will not receive fractional shares in connection with the Reverse Split Transaction. Shareholders who otherwise would be entitled to receive fractional shares will receive a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying the number of pre-split shares which are not an even multiple of 100 by the Purchase Price ($1.30).
   The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.
   If approved and effected, the Reverse Split Transaction will result in some Shareholders owning “odd-lots” of fewer than 100 shares of Common Stock. Shareholders who hold odd-lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
     Effect on Cashed Out Shareholders
If the Reverse Split Transaction is implemented, Cashed Out Shareholders will:
•   not receive any fractional shares of Common Stock;
•   receive cash equal to the Purchase Price multiplied by the number of shares of Common Stock they held immediately before the Effective Date in accordance with the procedures described in this Proxy Statement;
•    not be required to pay any service charges or brokerage commissions in connection with the redemption of their shares of Common Stock;

•    not receive any interest on the cash payments made as a result of the Reverse Split Transaction; and
•    have no further ownership interest in our Company and no further voting rights.
     Cash payments to Cashed Out Shareholders as a result of the Reverse Split Transaction will be subject to income taxation if the cash payment exceeds a Shareholder’s tax basis. For a discussion of the federal income tax consequences of the Reverse Split Transaction, please see the section of this Proxy Statement entitled “Federal Income Tax Consequences.”
     If you do not currently hold at least 100 shares of Common Stock in a single account and you want to ensure that you will continue to hold shares of Common Stock after the Effective Date, you may do so by taking either of the following actions:
Purchase a sufficient number of additional shares of Common Stock in the open market or privately and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 100 shares of Common Stock in a single account immediately before the Effective Date. However, Shareholders who hold odd-lots, share lots of less than 100 shares, typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round-lots, share lots of even multiples of 100 shares; or
If you hold an aggregate of 100 or more shares in one or more accounts, consolidate your accounts so that you hold at least 100 shares of Common Stock in one account immediately before the Effective Date.
     In either case, you will have to act far enough in advance so that the purchase of any shares of Common Stock and/or consolidation of your accounts containing shares of Common Stock is completed by the close of business prior to the Effective Date. We recommend that Shareholders consolidate their holdings before or as of the date of the Special Meeting. If the Reverse Split Transaction is approved at the Special Meeting, the Board can declare the Effective Date immediately. Accordingly, any consolidating transactions by Shareholders should be completed before that date.
     Effect on Continuing Shareholders
     If the Reverse Split is consummated, Continuing Shareholders will:
•    continue to be our Shareholders and will be the only persons entitled to vote as Shareholders after the Effective Date; and
•    receive cash in lieu of any fractional shares of our Common Stock.
     Even if Common Stock will continue to be quoted on the Pink Sheets after the Effective Date, of which there can be no assurance, there may be no trading market in our Common Stock if brokerage firms choose not to continue to act as market makers for our Common Stock. In order for our Common Stock to continue to be quoted in the Pink Sheets after the Effective Date, a number of brokerage firms must continue to elect to act as a market maker for our Common Stock and sponsor our shares. However, because we will not be filing Exchange Act reports with the SEC, there can be no assurance that any brokerage firm will be willing to act as a market maker for our shares of Common Stock.

     Effect on Beneficial Shareholders
   Upon the Effective Date, the Company intends to treat Shareholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered Shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than record Shareholders for processing the Reverse Split Transaction. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
     Effect on Registered Certificated Shares
     Some of the record Shareholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, National City Bank, as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued a new stock certificate for the appropriate number of post-split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Advantages of the Proposal
     Cost Savings
     As a result of recent corporate governance scandals and the legislative and litigation environment resulting from those scandals, the costs of being an Exchange Act reporting company in general, and the costs of our remaining an Exchange Act reporting company in particular, are expected to continue to increase in the near future. Legislation, such as the Sarbanes-Oxley Act, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being an Exchange Act reporting company as well as increase audit fees and other costs of compliance, such as securities counsel fees, increased outside director fees and greater potential liability faced by our officers and directors. We also incur substantial indirect costs as a result of, among other things, our management’s time expended to prepare and review our public filings.
     Preparing for compliance with Section 404 would require significant expenditures, including costs related to computer software and hardware and fees to third parties for compliance planning, assessment, documentation and testing. Based on published reports of the costs incurred by other companies and estimates of potential service providers, management estimates the one time fees that would be paid to third parties and other costs that would be incurred by the Company to comply with Section 404 would be substantial. In addition, the estimated annual costs and cost savings do not include other costs that management and the Board believe are substantial, though difficult or impossible to quantify, such as internal expenses related to the recordkeeping, Shareholder relations efforts involved, and increased risk of liability associated, with being an Exchange Act reporting company. See our discussion above in “Reasons For The Prosposal”.
     Our Board believes that, by Deregistering our shares of Common Stock and suspending our periodic reporting obligations, we will realize estimated cost savings of approximately $900,000 annually. This estimated annual cost savings reflect, among other things: (i) a reduction in audit, legal, administrative and other fees, (ii) the elimination of various internal costs associated with filing Exchange Act reports with the SEC, (iii) the reduction or elimination of the cost of officers and directors liability insurance, and (iv) the reduction or elimination of various clerical and other expenses, including printing, stock transfer and proxy solicitation expenses.

Opportunity for Cashed Out Shareholders to Sell Their Holdings at or Above the Then Current Market Trading Price, Without Brokerage Fees or Commissions
     In connection with the Reverse Split Transaction, our Board with the assistance of the Independent Consultant determined that the Purchase Price is fair to Cashed Out Shareholders because it provides them an opportunity to liquidate their holdings at a fair price without brokerage fees or commissions.
     Ability to Control Decision Whether to Remain as a Shareholder
     Another factor we considered, along with each Named Executive Officer and each of our directors, in evaluating the fairness of the transaction to our unaffiliated Shareholders is that current holders of fewer than 100 shares of our Common Stock can remain as Shareholders, even if the Reverse Split Transaction is consummated, by acquiring additional shares so that they own at least 100 shares of Common Stock immediately before the Effective Date. While we cannot guarantee that shares of Common Stock will be available for purchase if Shareholders wish to buy additional shares to prevent themselves from being cashed out after the Effective Date, the Board does not believe it would be unreasonably difficult for some odd-lot Shareholders to buy 100 shares of Common Stock on the Pink Sheets. We are relatively certain that purchases of some 100 share blocks of Common Stock are readily available from one or more market makers of our stock (who typically publish a binding “ask” price for the sale of 100 shares on a daily basis), even if very few investors are seeking to do so. Conversely, Shareholders that own 100 or more shares of Common Stock can reduce their holdings to fewer than 100 shares by selling shares prior to the transaction but, as noted previously, there is a historical lack of a market for our existing Shareholders to sell shares of Common Stock on the Pink Sheets so there is no assurance that such sales can be effected.
     Operational Flexibility
     Another factor considered by the Board is the operational flexibility. Our Board believes that consummating the Reverse Split Transaction and ending our status as an Exchange Act reporting company will enable management to concentrate its efforts on our long-term growth, free from the constraints and distractions of being a reporting company. Our Board believes that we will benefit more if their business decisions can be made with a view toward long-term growth and with less emphasis on the effect of decisions upon the short-term earnings and the consequent short-term effect of such earnings on the market value of our Common Stock.
     No Material Change in Percentage Ownership of Continuing Shareholders
     An estimated maximum of approximately 27,000 out of 3,878,856 shares of our Common Stock would be eliminated as a result of the Reverse Split Transaction, but the percentage ownership of Continuing Shareholders would be approximately the same as it was prior to the split. Even though most of our affiliated Shareholders will not be cashed out after the Reverse Split Transaction, we believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Shareholders, whether affiliated or unaffiliated, supports the fairness of the transaction to all the unaffiliated Shareholders.
Disadvantages of the Proposal
Substantial or Complete Reduction of Public Sale Opportunities for Our Shareholders
     Following the Effective Date, selling shares of Common Stock in the public market may no longer be a realistic option. We anticipate that the already limited market for shares of our Common Stock will be reduced or eliminated altogether. While we expect that our Common Stock will be quoted in the Pink Sheets for some period of time, such market may be highly illiquid after we Deregister under the Exchange Act.
     Loss of Certain Publicly Available Information
       The information regarding our operations and financial results in the form that is currently available to the general public and our Shareholders will not be available after Deregistration. We intend to continue to provide an Annual Report to our Shareholders which will include information regarding our operations and audited annual financial results. However, our officers will not be required to certify the accuracy of the financial statements pursuant to the provisions of the Exchange Act. Upon Deregistration, investors seeking information about us will have to contact us directly to receive such information. We cannot assure you that we will be in a position to provide the requested information to an investor.
     While our Board acknowledges the circumstances in which such termination of certain publicly available information may be disadvantageous to some of our Shareholders, our Board believes that the overall benefit to the Company to no longer be an Exchange Act reporting company substantially outweighs the disadvantages to those Shareholders.
     Possible Significant Decline in the Value of Our Common Stock
     Because of the limited liquidity for the shares of our Common Stock following the consummation of the Reverse Split Transaction and the diminished opportunity for our Shareholders to monitor actions of our management due to the lack of public information, Continuing Shareholders may experience a decrease in the value of their shares of our Common Stock, which decrease may be significant.
     Inability to Participate in Any Future Increases in Value of Our Common Stock
     Cashed Out Shareholders will have no further financial interest in the Company and thus will not have the opportunity to participate in any potential appreciation in the value of our shares, including without limitation if we were to become an Exchange Act reporting company again in the future. We along with each Named Executive Officer and each of our directors determined that this factor does not make the transaction unfair to unaffiliated Shareholders, because those who wish to remain Shareholders after the Effective Date can do so by acquiring additional shares so that they own at least 100 shares of our Common Stock before the Reverse Split Transaction.
Summary Of The Opinion And Analysis Undertaken By The Independent Consultant With Regards To The Fairness Of The Reverse Stock Split And Per Share Price To Unaffiliated Shareholders
     Opinion of Independent Consultant
     The Independent Consultant was engaged by the Company in December 2006 to advise the Board and to evaluate the fairness of the Reverse Split Transaction, including the Purchase Price, to unaffiliated Shareholders. The method in which the Board selected the Independent Consultant was by recommendation of the Company’s management and based on the Board’s understanding that the Independent Consultant had a pre-existing knowledge base of the Company and its industry. Accordingly, the Board selected the Independent Consultant based on the foregoing and the Independent Consultant’s experience and reputation in business valuations, its independence from the Company and each of the directors, the fee quoted for the engagement, and its availability to produce a fairness opinion in the time period required by the Company. The terms of the engagement are described in more detail below. As part of its investment banking business, the Independent Consultant is typically engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, fairness opinions, private placements, minority stockholder representations and valuations for corporate estate and other purposes.

     On February 1, 2007, the Independent Consultant delivered an oral report to the Board, advising it on how it confirmed that the Reverse Split Transaction, including the Purchase Price, would be fair to unaffiliated Shareholders. Materials provided by the Independent Consultant to the Board supporting that report, including their written opinion (“Fairness Opinion”), are attached as Appendices E, F-1 and F-2 and incorporated as exhibits to the Schedule 13E-3 related to the Reverse Split Transaction, and are available for inspection and copying at the principal executive offices of the Company. See “Available Information” below. The Fairness Opinion states that as of the date of the Fairness Opinion and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the Reverse Split Transaction and the Purchase Price is fair to unaffiliated Shareholders. The Fairness Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on, and the information made available to the Independent Consultant as of, the date of the Fairness Opinion. Subsequent developments may affect the Fairness Opinion and the Independent Consultant does not have an obligation to update, revise or reaffirm the Fairness Opinion.
     No limitations were imposed by the Board or management with respect to the investigations made or procedures followed by the Independent Consultant in rendering the Fairness Opinion. Shareholders should read the entire Fairness Opinion before executing their proxy. The Fairness Opinion is directed to the Board but it does not constitute a recommendation to the Board or any Shareholder as to how such Shareholder should vote at the Special Meeting.
     In preparing the Fairness Opinion, the Independent Consultant, among other things:

•	Reviewed (i) the draft proxy statement and associated documents related to the proposed Reverse Split Transaction; (ii) the Company’s Annual Report on Forms 10-K for the years ended June 30, 2006 and 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006; (iii) certain financial and operating information provided by management relating to the Company’s business, including the preliminary financial results for the quarter ended December 31, 2006 and the Company’s detailed forecast for the year ending June 30, 2007 including, a Statement of Operations for the year ending June 30, 2007 on a projected basis. The Statement of Operations was prepared using the actual results of operations for the six months ended December 31, 2006 and estimated results of operations for the remaining six months of the fiscal year. The estimated results, prepared by management, assume a five percent increase in revenues, and no change in expenses, over the first six months. As compared to the prior fiscal year, the Statement of Operations forecast a decline in revenues of approximately 4%, an increase in gross margin of approximately 1.8%, an increase in selling, general and administrative expenses as a percentage of revenues of approximately 1.9% and no material changes in operating margin or earnings before interest, taxes, depreciation and amortization; (iv) the stock price and trading history of the Common Stock; (v) the Company’s analysis of potential reporting cost savings resulting from the Reverse Split Transaction; and (vi) the list of Shareholders prepared as of November 30, 2006 by the Company’s transfer agent, National City Bank;

•	Interviewed and discussed with the Company’s senior management the Company’s business, operating results, financial condition and prospects;

•	Compared (i) certain financial information of the Company with similar publicly available financial data and stock market performance data of public companies that it deemed reasonably comparable to the Company; and (ii) valuation multiples and other financial terms of minority interest acquisitions; and

•	Conducted such other financial analyses, studies and investigations it deemed appropriate to its opinion.
     For providing advisory services, conducting its analyses and rendering its Fairness Opinion, the Company paid the Independent Consultant professional fees in the amount of approximately $75,000, and agreed to reimburse the Independent Consultant for direct expenses related to its services. In addition, the Company has agreed to indemnify the Independent Consultant and related persons against liabilities, including liabilities under federal and state securities laws, arising out of its engagement. Neither the Company nor any of its management-related Shareholders has any ongoing relationship with the Independent Consultant.

Factors Considered by the Independent Consultant in Determining Fairness to Unaffiliated Shareholders

     The following paragraphs summarize the material analyses performed by the Independent Consultant in arriving at the Fairness Opinion as delivered to the Board. The financial analyses summarized below include information presented in tabular format.
     Industry Review: The Independent Consultant reviewed the Company’s business and industry and found that distributors like the Company are heavily relied upon by a large number of resellers worldwide to serve a diverse customer base, as well as, manufacturers to augment their sales and marketing operations. In addition, they noted that the Company continues to draw upon its core strength of distribution and customer service capabilities by adding adjoining product lines to its business mix and has recently utilized its operating leverage to distribute consumer electronics such as personal GPS systems, flat screen televisions, digital cameras and video gaming products and consoles as well wireless handsets.
     Common Stock Performance: The Independent Consultant noted that (i) Purchase Price is near the middle of the trading price range for the five-year period since January 15, 2002, (ii) the Purchase Price is within the range of the Common Stock’s 52-week high and 52-week low, (iii) the Purchase Price is at a discount of a fraction of one percent to the Common Stock price as of January 26, 2007 (see Purchase Price Analysis below), (iv) the 30-day average trading volume was 6,935 shares and (v) approximately 85.0% of the outstanding shares of Common Stock are held by unaffiliated Shareholders.
     Purchase Price Analysis: The Independent Consultant compared the Purchase Price to the Common Stock’s (i) closing price as of January 26, 2007; (ii) 52-week high; (iii) 52-week low; and (iv) 90-day average and noted the following:

		Purchase Price
	Price Per Share	Premium (Discount)
	($)	(%)

Purchase Price	$1.30	0.00%
Price at closing on January 26, 2007	$1.31	(0.76)%
52-Week High	$1.40	(7.14)%
52-Week Low	$0.35	271.43%
90-Day Average closing price	$1.05	24.16%
     Comparable Company Analysis: The Independent Consultant conducted a comparable company analysis where it estimates the value of a share of Common Stock based on a comparison of the Company’s financial statistics with the same financial statistics of other relevant comparable public companies. Using publicly available information, the Independent Consultant reviewed and compared the Company’s Income Statement, Valuation Information, Enterprise Multiples and Equity Multiples for the twelve months ended December 31, 2006 with the same information of a peer group of 18 selected publicly traded technology distributors, including ACL Semiconductors Inc., All American Semiconductor Inc., ADDvantage Technologies Group Inc., AMCON Distributing Co., Arrow Electronics Inc., Avnet Inc., Bell Microproducts Inc., Core Mark Holding Company, Inc., Ingram Micro Inc., Jaco Electronics Inc., Nu Horizons Electronics Corp., Richardson Electronics Ltd., ScanSource Inc., SYNNEX Corp., Taitron Components Inc., Tech Data Corp., WESCO International Inc. and Zunicom Inc. The Independent Consultant advised the Company that Comparable Company Analysis provides the best estimate of going concern value because the lack of detailed financial projections past June 30, 2007 prevents the Independent Consultant from performing a discounted cash flow valuation.

     The table below sets forth the results of the analysis:

	SED International	Comparable Companies Financial Metrics
Financial Metrics	Holdings, Inc.	Lower 25%	Median	Upper 25%
3-Year Revenue
Growth Rate (1)	0.0%	8.7%	10.6%	16.4%
Gross Margin %	5.6%	7.3%	12.9%	15.9%
EBITDA Margin %	0.9%	1.4%	2.2%	4.4%
Operating Margin %	0.8%	1.1%	1.5%	3.8%
Net Income Margin %	0.2%	0.8%	1.5%	2.4%

(1)	Based on the last three fiscal years

     Net Book Value Analysis: The Independent Consultant performed an analysis of the Company’s Net Book Value based on the Company’s balance sheet as of December 31, 2006. Based on its analysis, the Independent Consultant arrived at a Net Book Value of $22.3 million, or $5.37 per fully-diluted share.
     Liquidation Value Analysis: The Independent Consultant performed a liquidation value analysis on the Company by applying discounts to various amounts on the Company’s balance sheet as of December 31, 2006. For example, accounts receivable and inventory were each discounts 20% to reflect the fact that in a liquidation scenario the value of these amounts would be diminished. Based on its analysis, the Independent Consultant estimated a liquidation value of $5.8 million, or $1.38 per fully-diluted share.
     Purchases of Common Stock by Affiliates and Firm Offers for the Company: In performing its analysis, the Independent Consultant was advised by the Company that there had been no purchases of Common Stock by affiliates or firm offers in the last two years for (i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) the purchase of Common Stock that would enable the holder to exercise control of the Company.
     Review of Minority Interest Acquisition Premiums: The Independent Consultant reviewed the premiums or discounts paid by investors to acquire a minority position (less than 25% and under $25 million in total value) of other public companies as compared to the Purchase Price. Such transactions were analyzed because the Independent Consultant believes that these transactions had characteristics similar to the proposed transaction in that a small amount of shares relative to the total shares outstanding were purchased in a transaction outside of the normal trading activity of the Company. The 22 transactions analyzed involved the following companies: JDS Uniphase Corp., Point.360, ACD Systems International Inc., MGM Mirage, Elron Electronic Industries Ltd., Ubizen NV, Hanesbrands Inc., Integrity Mutual Funds Inc., Trendsetter Solar Products, Inc., American Spectrum Realty Inc., Kontron AG, Team Financial Inc., Paragon National Bank, PokerTek, Inc., Spark Networks plc., Epicore BioNetworks Inc., Riverstone Networks Inc., Ediets.com Inc., CellStar Corp., and Proteo Inc. Information for the analysis was provided by Capital IQ, a provider of financial and business information solutions, and the Independent Consultant’s own research.
     The following table shows the premium/(discount) to be paid by the Company relative to the closing stock prices one day, one month, and one week, prior to January 26, 2007 as compared to the median premium/(discount) paid by others in comparable transactions:

			Purchase Price
		Purchase Price to	compared to the
Closing Stock Price	Median (1)	be Paid by the	Median Percentages
of Target Companies	Percentages	Company (2)	Premium/(Discount)
1-Day Prior	0.6%	2.3%	1.7%
1-Month Prior	(1.3)%	(3.7)%	(2.4)%
1-Week Prior	0.0%	8.3%	8.3%

(1)	Percentages are based on the acquisitions of minority positions in 22 separate publicly held companies.

(2)	Percentages are based on the $1.30 Purchase Price, compared to the closing stock prices of $1.27 for 1-day prior, $1.35 for 1-month prior and $1.20 for 1-week prior.
Based on all of the foregoing, the Independent Consultant concluded that the Reverse Split Transaction, including the Purchase Price, is fair to unaffiliated Shareholders.
     While the Independent Consultant rendered its Fairness Opinion and provided certain financial analyses to the Board, the opinion was only one of the factors taken into consideration by the 13E-3 Filing

Persons in determining the fairness of the Reverse Split Transaction to unaffiliated Shareholders. The 13E-3 Filing Persons expressly adopts the Fairness Opinion, the findings and analyses of the Independent Consultant included in this proxy statement and in its report to the Company, included as Appendices F-1 and F-2, and the other factors considered by the Company as expressed in this proxy statement in determining the fairness of the Reverse Split Transaction to Shareholders including unaffiliated Shareholders. Accordingly, the 13E-3 Filing Persons reasonably believes that the Reverse Split Transaction is fair to unaffiliated Shareholders
The 13E-3 Filing Persons believe that the Reverse Split Transaction is substantively and procedurally fair to our unaffiliated Shareholders. The basis for such belief (i) with respect to substantive fairness, is provided in the Fairness Opinion, the findings and analyses of the Independent Consultant included in this proxy statement and in its report to the Company, included as Appendices F-1 and F-2, which is expressly adopted by the 13E-3 Filing Persons; and (ii) with respect to procedural fairness, is due to the fact that the Reverse Split Transaction (a) will allow unaffiliated Shareholders a measure of control over the decision of whether to remain Shareholders after the transaction, or to receive the Purchase Price offered in connection with the Reverse Split Transaction, if the transaction is consummated; (b) requires the approval of the holders of a majority of the outstanding shares of Common stock of which over 89% are beneficially owned by unaffiliated Shareholders; and (c) was unanimously approved by our four member Board of which three are non-employee members.
Potential Anti-Takeover Effect
The Reverse Split Transaction could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split Transaction is not in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.
Authorized Shares
The Reverse Split Transaction would affect all issued shares of Common Stock and outstanding rights to acquire Common Stock. On the Effective Date, the number of authorized shares of Common Stock available for issuance would increase by over 3,840,000 shares due to the reduction in the number of issued shares of the Common Stock as a result of the Reverse Split Transaction. As of December 1, 2006, we had 100,000,000 shares of authorized Common Stock and 3,878,856 shares of Common Stock outstanding. We will continue to have 129,500 authorized shares of preferred stock, all of which are unissued at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of the Common Stock will be diluted.
Accounting Matters
The Reverse Split Transaction will not affect the par value of Common Stock. As a result, as of the Effective Time of the Reverse Split Transaction, the stated capital attributable to Common Stock on its balance sheet will be reduced proportionately based on the split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of Common Stock will be restated because there will be fewer shares of Common Stock outstanding.
Procedure for Effecting Reverse Split Transaction
If the Board decides to implement the Reverse Split Transaction at any time prior to June 30, 2007, the Company will promptly file an Articles of Amendment with the Secretary of State of the State of Georgia to amend its existing Articles of Incorporation. The Reverse Split Transaction will become effective on the date of filing the Articles of Amendment or on such future date deemed appropriate by the Board, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. The text of the Articles of Amendment is set forth in Appendix A to this proxy statement. The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Georgia and as the Board deems necessary and advisable to effect the Reverse Split Transaction.

Special Interests of Affiliated Persons in the Transaction
     In considering the recommendation of our Board with respect to the Reverse Split Transaction, our Shareholders should be aware that our executive officers and directors have interests in the transaction, which are in addition to, or may be different from, our Shareholders generally. These interests may create potential conflicts of interest including, but not limited to, the significant increase in legal exposure for members of boards of directors of public reporting companies, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations and liabilities for directors and executives officers of unregistered companies, the legal exposure for the members of our Board and our executive officers will be reduced after the Reverse Split Transaction. The beneficial ownership of Common Stock by our executive officers and directors is provided below in the section below entitled “Security Ownership of Certain Beneficial Owners”.
Costs/Source of Funds And Expenses
     Based on estimates of the record ownership of shares of our Common Stock, the number of shares outstanding and other information as of the Record Date, and assuming that approximately 27,000 pre-split             shares are cashed out, we estimate that the total funds required to consummate the Reverse Split Transaction will be approximately $185,000, of which approximately $35,000 will be used to pay the consideration to Shareholders entitled to receive cash for their shares of our Common Stock and $150,000 will be used to pay the costs of the transaction, estimated as follows:

Independent Consultant fees and expenses	$75,000
Legal fees and expenses	$30,000
Mailing costs, transfer agent fees and other costs	$45,000

$150,000

     We intend to fund these costs using cash on hand generated from operations. However, as disclosed above, the Company expects to reduce its annual reporting expenses by approximately $900,000 if the Reverse Split Transaction is implemented. In addition, the Company also has $7.3 million available it under a credit facility with Wachovia Bank, National Association (the “Wachovia Agreement”) from which it can draw to pay the costs and expenses related to the Reverse Split Transaction. In the event the Company draws down from the Wachovia Agreement to pay the cost and expenses related to the Reverse Split Transaction, it expects to repay such borrowing from cash generated from operations.
     The Wachovia Agreement provides for revolving borrowings up to $35 million based upon the Company’s eligible accounts receivable and inventory as defined therein. Under the Wachovia Agreement, the credit facility may be increased to $50 million in $5 million increments if certain additional criteria are met.
     Borrowings under the Wachovia Agreement accrue interest based upon a variety of interest rate options depending upon the computation of availability as defined therein. The interest rates range from the prime rate to the prime rate plus a margin of .25%, or LIBOR plus a margin ranging from 1.75% to 2.25%. The Company is also subject to a commitment fee ranging from .25% to .5% on the unused portion of the facility. Interest is payable monthly. Borrowings under the Wachovia Agreement are collateralized by substantially all domestic assets of the Company and 65% of each of the Company’s shares in its foreign subsidiaries, respectively. The Wachovia Agreement matures on September 21, 2008.

Appraisal and Dissenters’ Rights
     If the Reverse Split Transaction is effected, our Shareholders are entitled to assert dissenter’s rights and obtain payment of the fair value of their shares, under the Georgia Business Corporation Code Section 14-2-1302. Shareholders asserting dissenter’s rights must do so in the manner required by Code Sections 14-2-1320 through 14-2-1327, a copy of which is attached hereto at Appendix B (the “Georgia Dissenter’s Rights Statute”). To exercise the right to dissent, (1) a Shareholder who wishes to dissent (“Dissenting Shareholder”) must provide written notice to us of his or her intent to demand payment for his or her shares before the vote is taken at the Special Meeting on the Reverse Split Transaction, (2) the Dissenting Shareholder must not vote in favor of the Reverse Stock Split at the meeting, and (3) the Dissenting Shareholder must comply with the other provisions of the Georgia Dissenter’s Rights Statute. A failure by a Dissenting Shareholder to not vote against the Reverse Stock Split will not constitute a waiver of his or her dissenters’ rights, but that a vote against Reverse Stock Split does not satisfy the written notice of demand for payment which must be provided to the Company before the vote is taken at the Special Meeting. If Shareholder approval is obtained and the Reverse Split Transaction is effected, we will provide written notice of the transaction to the Dissenting Shareholder along with an explanation of the procedures for the Dissenting Shareholder to demand payment and deliver his or her stock to us. The Dissenting Shareholder will then have not less than 30 days after the notice to comply with the procedures to preserve the dissenters’ rights. If a Dissenting Shareholder is dissatisfied with the payment or offer, the Dissenting Shareholder is entitled to follow the procedures in the Georgia Dissenter’s Rights Statute. The foregoing discussion of the law relating to dissenters’ rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix B. THIS DISCUSSION AND APPENDIX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF OUR STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY COMPLY WITH SUCH PROCEDURES WILL RESULT IN THE LOSS OF DISSENTERS RIGHTS.
Federal Income Tax Consequences of the Reverse Split Transaction
     The following is a summary of certain material United States federal income tax consequences of the Reverse Split Transaction, does not purport to be a complete discussion of all of the possible federal income tax consequences of the transaction. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Shareholder may vary depending upon the particular facts and circumstances of such Shareholder. Each Shareholder is urged to consult with such Shareholder’s own tax advisor with respect to the tax consequences of the Reverse Split Transaction. As used herein, the term United States holder means a Shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
     Federal Income Tax Consequence of the Reverse Split Transaction on the Company
     The Company will not recognize any gain or loss as a result of the Reverse Split Transaction.
     Federal Income Tax Consequence of the Reverse Split Transaction on Unaffiliated Shareholders
     Each unaffiliated Shareholder holding of record prior to the Reverse Split Transaction who ceases to hold, either directly or indirectly, any shares of Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between the cash received by such Shareholder in the Reverse Split Transaction and the Shareholder’s basis in the shares cancelled in the Reverse Split Transaction. This gain or loss will be capital gain or loss for U.S. federal income tax purposes if the shares were held as a capital asset and will be long-term if the Shareholder’s holding period in the shares is more than one year at the time of the Reverse Split Transaction.
     Each unaffiliated Shareholder who receives post-split shares of Common Stock, but no cash, will not recognize any gain or loss for federal income tax purposes. The holding period of the post-split shares of Common Stock will include the holding period of the shares of Common Stock surrendered therefor. In general, the aggregate tax basis of the post-split shares of Common Stock received by a Shareholder will equal the aggregate tax basis of the shares of Common Stock surrendered therefor.
     Each unaffiliated Shareholder who receives both post-split shares of Common Stock and receives cash for their fractional shares will recognize any gain or loss for federal income tax purposes measured by the difference, if any, between the cash received by such Shareholder in the Reverse Split Transaction and the Shareholder’s basis in the shares cancelled in the Reverse Split Transaction and the aggregate tax basis of the post-split shares of Common Stock received by such Shareholder will be reduced by the basis allocated to the fractional share for which such Shareholder is entitled to receive cash.
     Federal Income Tax Consequence of the Reverse Split Transaction on Affiliates
     To the extent that any of the Named Executive Officers and directors of the Company hold pre-split shares of Common Stock, the federal income tax consequence of the Reverse Split on them will be the same as those described in the section entitled “Federal Income Tax Consequence of the Reverse Split Transaction on Unaffiliated Shareholders.”
     Generally
     Other than the cash payments for fractional shares, no gain or loss should be recognized by a Shareholder upon such holder’s exchange of pre-split shares for post-split shares pursuant to the Reverse Split Transaction. The aggregate tax basis of the post-split shares received in the Reverse Split Transaction will be the same as the Shareholder’s aggregate tax basis in the pre-split shares exchanged therefor. The Shareholder’s holding period for the post-split shares will include the period during which the Shareholder held the pre-split shares surrendered in the Reverse Split Transaction.
     Our view regarding the tax consequences of the Reverse Split Transaction is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.
The Board unanimously recommends a vote FOR the approval of this proposal.
Market Information for the Company’s Common Stock
     Our Common Stock is not listed on any stock exchange. Our Common Stock is currently quoted on the Pink Sheets over-the-counter electronic quotation service (the “Pink Sheets”) under the symbol “SECX.” The following table sets forth the high and low bid information for the Common Stock for each quarter within the last two fiscal years, as reported by the Pink Sheets. The bid information reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Bid Price
	High	Low
Fiscal year 2006
First	$.55	$.35
Second	.53	.35
Third	.80	.39
Fourth	1.03	.55
Fiscal year 2005
First	1.95	1.25
Second	1.48	.65
Third	1.05	.59
Fourth	.66	.40

     As of May 14, 2007, the closing bid price per share of Common Stock, as reported on the Pink Sheets was $1.01. The Company had approximately 500 shareholders of record.
Dividend Policy
     The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain earnings to finance its ongoing operations and it does not anticipate paying cash dividends in the foreseeable future. Future policy with respect to payment of dividends on the Common Stock will be determined by the Board based upon conditions then existing, including the Company’s earnings and financial condition, capital requirements and other relevant factors. The Company and SED International, the operating subsidiary of the Company from which the primary source of any dividend payments would come, are parties to a revolving credit agreement which contains certain financial covenants that may impact the Company’s ability to pay dividends in the event the Company should change its policy and choose to issue dividends.
Directors and Executive Officers of the Company

Name	Age	Position with the Company
Jean Diamond*	65	Chairman of Board, Class II Director and Chief Executive Officer
Joseph Segal	63	Class III Director
Stewart I. Aaron	66	Class I Director
Melvyn I. Cohen	66	Class II Director
Jonathan Elster*	34	Executive Vice President
Barry Diamond*	64	Vice President – Wireless
Charles Marsh*	50	Senior Vice — President Purchasing
Mark DiVito*	47	Vice President of Operations
Lyle Dickler*	37	Vice President of Finance

*	Named Executive Officers
     Jean Diamond a co-founder of the Company and a Class II director, has been our chairman and chief executive officer since June 21, 2005. She was appointed to the Board of Directors in January of 2003 and promoted to chairman on July 2003. She has also served as chief executive officer of SED International, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company (“SED International”) since August 2005. Prior to that, from 2002 to 2005, she held positions as vice president and executive vice president of SED International.”
     Joseph Segal has been a Class III director since his appointment in September 2005. Since 1998, Mr. Segal has served as managing partner in Cornerstone Capital Partners, LLC, a real estate investment firm operating in Georgia and Florida. Mr. Segal previously served as Chairman of the Board and Chief Operating Officer of Phoenix Communications, a commercial printing and publishing firm, until December 1997.

     Stewart I Aaron has been a Class I director of the Company since November 1994. Mr. Aaron has served for over 20 years as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia.
     Melvyn I. Cohen has been a Class II director of the Company since November 1999. Mr. Cohen has been the sole member of M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since December 1994. Mr. Cohen has been a member of the American Institute of Certified Public Accountants and a member of the New Jersey Society of Certified Public Accountants since 1968. Mr. Cohen has been a Certified Public Accountant for over 35 years.
     Barry Diamond has been Vice-President of the Company since 1987. Mr. Diamond currently serves as Vice-President of the Company’s Wireless Division. Mr. Diamond has been in the Wireless and Electronics Business for over thirty years. Mr. Diamond was Vice-President of Purchasing for All Brands/Brands Mart from 1970-1980. Mr. Diamond was President of Great Sounds of New York, a consumer electronics business, from 1980-1987. In 1987, Mr. Diamond joined SED International, Inc. and is currently responsible for the growth and management of the Wireless business within the Company. Barry Diamond is Jean Diamond’s brother-in-law.
     Charles Marsh has over 28 years of experience in the consumer electronics, computer and distribution industry and re-joined the company in January 2004 as Vice-President-Consumer Electronics. In February of 2004, Mr. Marsh assumed the position of Senior Vice President-Purchasing. Mr. Marsh began his distribution career in 1982 at SED International, where he held executive positions of increasing responsibility in sales, purchasing, and marketing for nearly 13 years. Before departing in 1994, Marsh served as Senior Executive Vice President. Prior to re-joining the Company Mr. Marsh spent seven years as President, Executive Vice President and Board member of BDI-Laguna Corporation, a leading, privately held national distributor of consumer electronics and computer products to the rent-to-own and e-commerce fulfillment channel. Prior to BDI-Laguna Corporation Mr. Marsh was Senior Vice President of Liuski International, Inc. a manufacturer and international distributor of computers and peripherals. From 1976 to1982 Mr. Marsh was Vice President of Channel One Entertainment Systems, Inc. a privately held tri-state retailer of consumer electronics.
     Jonathan Elster has been with the Company since 1995. Mr. Elster currently serves as Executive Vice President of SED International, Inc. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President-Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and is responsible for all sales and marketing operations of the Company. Jonathan Elster is Jean Diamond’s son-in-law.
     Mark DiVito joined the Company in September 1996 as Director of Corporate Security. In July 1998, he was appointed to the position of Director of Human Resources. Mr. DiVito was appointed Vice-President of Human Resources in August 1999 and in January 2005 he was appointed Vice-President of Operations.
     Lyle Dickler joined the Company in June 2005 as Corporate Controller and assumed the positions as Secretary and Treasurer effective August 11, 2005. Mr. Dickler was appointed Vice President of Finance on July 1, 2006. Prior to joining the Company Mr. Dickler served from May 2003 to June 2005 as Controller for Okabashi Brands, Inc. From 2001- 2003 Mr. Dickler served as Controller for PAI Industries, Inc.
Security Ownership of Certain Beneficial Owners
     The following table sets forth certain information as of May 14, 2007 regarding the beneficial ownership of Common Stock by (i) each Named Executive Officers, (ii) each member of the Board, (iii) each person we know to beneficially own more than 5% of our outstanding Common Stock, and (iv) the Board and the executive officers as a group. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.
     A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from May 14, 2007 upon the exercise of options and warrants or conversion of convertible securities. Each person’s beneficial ownership percentage is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from May 14, 2007 have been exercised or converted. On May 14, 2007, 3,878,856 shares of Common Stock were outstanding.

				Percent of Common Stock
	Common Stock			Beneficially Owned
	Beneficially Owned			Before	After
	Before		After	Reverse	Reverse
Name of Beneficial Owner (10)	Reverse Split		Reverse Split	Split	Split**
Stewart I. Aaron (9)	35,000	(1)	350	*	*
Melvyn I. Cohen (9)	351,426	(2)	3,514	9.1%	9.1%
Barry Diamond	97,500	(3)	975	2.5%	2.5%
Jean Diamond (9)	74,500	(4)	745	1.9%	1.9%
Lyle Dickler	—		—	—	—
Mark DiVito	31,530	(5)	315	*	*
Jonathan Elster	64,000	(6)	640	1.6%	1.6%
Charles Marsh	8		—	*	*
Joseph Segal (9)	—		—	—	—
All directors and executive officers as a group (9 persons)	653,964		6,539	15.9%	15.9%
Five Percent Shareholders
FMR Corp	480,000	(7)		12.4%	12.4%
Allyn R. Earl	416,402	(8)		10.7%	10.7%

*Represents less than one percent of the outstanding Common Stock.

**	Assumes that an estimated 27,000 shares of pre-split Common Stock were redeemed by the Company in the Reverse Split Transaction.

(1)	The shares owned consist entirely of exercisable options to purchase common stock.

(2)	The shares indicated include an aggregate of 271,426 shares held by three separate trusts for the benefit of Jean Diamond for which Mr. Cohen serves as a trustee. The filing of this proxy statement report shall not be construed as an admission that Mr. Cohen is the beneficial owner of any of the shares owned by the three separate trusts for the purposes of Section 13 (d) or 13(g) of the Exchange Act. Mr. Cohen disclaims any pecuniary interest in the shares held by the trusts.

(3)	The shares include 90,000 options. The shares indicated include a restricted stock award of 3,750 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Barry Diamond has sole voting power over all of the shares of restricted stock so awarded to him.

(4)	The shares indicated include 50,000 options.

(5)	The shares include 27,500 options. The shares indicated included a restricted stock award of 750 shares granted May 10, 1999, which vests prorata over 10 years. Mr. DiVito has sole voting power over all shares held by him.

(6)	The shares include 62,500 options. The shares indicated include a restricted stock award of 750 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Elster has sole voting power over all the shares of restricted stock so awarded to him.

(7)	All of the shares indicated are deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser to Fidelity Low-Priced

Stock Fund, the owner of the 480,000 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	All of the shares indicated are deemed beneficially owned by Allyn R. Earl. Mr. Earl’s address is 38 Dwight Avenue, Clinton, New York 13323-1600.

(9)	A Board member.

(10)	The business address and telephone number of each of Jean Diamond, Jonathan Elster, Barry Diamond, Charles Marsh, Mark DiVito, Lyle Dickler, Stewart I. Aaron, Melvyn I. Cohen and Joseph Segal are c/o SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084 and (770) 491-8962.

COMMUNICATIONS WITH DIRECTORS
     It is the policy of the Company that Shareholders may, at any time, communicate with any of the Company’s directors by mailing a written communication to such director, c/o Secretary, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. All communications received in accordance with these procedures will be reviewed by the office of the Secretary of the Company and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the office of the Secretary of the Company, to be improper for submission to the intended recipient. Examples of Shareholder communications that would be considered improper for submission include, without limitation, communications that:
•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees,

•	relate to routine or insignificant matters that do not warrant the attention of the Board,

•	are advertisements or other commercial solicitations,

•	are frivolous or offensive, or

•	are otherwise not appropriate for delivery to directors.
OTHER MATTERS
     The Board does not know of any other matters to be presented at the Special Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Special Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgement of the persons acting under the proxies.
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing. The Company may also hire a proxy solicitor to assist in obtaining the requisite vote, but has not yet decided to do so.
     A list of Shareholders entitled to be present and vote at the Special Meeting will be available during the Special Meeting for inspection by Shareholders who are present.

     If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.
Available Information
     We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 including the Independent Consultant’s report and opinion will be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested Shareholders of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request to the Secretary of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia 30084, telephone: 770-491-8962.
     We are currently subject to the information requirements of the Exchange Act and in accordance therewith we file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s public reference rooms, you may call the SEC at 1-800-SEC-0330. This information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.
Reports and Financial Statements
     The information provided in Appendices C and D is incorporated herein by reference and is deemed part of this proxy statement, and includes the Company’s:
     (i) The audited financial statements, including the supplementary financial information for each quarter during fiscal years 2005 and 2006, and the information set forth under the caption “quantitative and qualitative disclosures about market risk” from our Annual Report to Shareholders for the fiscal year ended June 30, 2006; and
     (ii) The unaudited financial statements and the information set forth under the caption “Management’s Discussion and Analysis or Plan of Operations”; from our quarterly report on form 10-Q for the fiscal quarter ended December 31, 2006.
                     , 2007
Tucker, Georgia
By Order of the Board of Directors

APPENDIX A
ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
OF
SED INTERNATIONAL HOLDINGS, INC.
(Pursuant to Georgia Business Corporation Code Section 14-2-1006)
     SED INTERNATIONAL HOLDINGS, INC. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Georgia Business Corporation Code, does hereby certify:
     1. The name of the Corporation is SED INTERNATIONAL HOLDINGS, INC.
     2. The Articles of Incorporation of the Corporation is hereby amended by replacing and supplanting the current text of paragraph 2 of Article II with the following four new paragraphs:
     Upon the filing of this amendment with the office of the Secretary of State of the State of Georgia (the “Effective Date”), each 100 (one hundred) shares of Common Stock then issued (“Old Common Stock”), which are the only voting securities of the Corporation issued, shall be automatically reclassified into one share of Common Stock (“New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be redeemed by the Corporation and returned to the status of authorized and unissued shares of the Corporation. Upon the surrender of the stockholders’ stock certificates, we will pay to such holders of record a redemption price of $1.30 per share of Old Common Stock not automatically reclassified as set forth in the first sentence of this paragraph in lieu of issuing any fractional interests.
     Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.
     From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a share of Common Stock shall remain unchanged after the Effective Date at $0.01 per share.
     From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.
     3. The amendment has been duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Executed on this day of , 2007.

Title of authorized officer

1

APPENDIX B
GEORGIA DISSENTER’S RIGHTS STATUTE
TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS’ RIGHTS
PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS
§ 14-2-1320. Notice of dissenters’ rights
(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.
(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.
§ 14-2-1321. Notice of intent to demand payment
(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:
     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2) Must not vote his shares in favor of the proposed action.
(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.
§ 14-2-1322. Dissenters’ notice
(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
     (4) Be accompanied by a copy of this article.
§ 14-2-1323. Duty to demand payment
(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.
§ 14-2-1324. Share restrictions
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.
(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

1

§ 14-2-1325. Offer of payment
(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b) The offer of payment must be accompanied by:
     (1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(2) A statement of the corporation’s estimate of the fair value of the shares;
(3) An explanation of how the interest was calculated;
(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and
(5) A copy of this article.
(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.
§ 14-2-1326. Failure to take action
(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.
§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
     (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

2

APPENDIX C
The following are the audited financial statements and the information set forth under the caption “quantitative and qualitative disclosures about market risk” from our Annual Report on Form 10-K for the fiscal year ended June 30, 2006:
Item 7A. Quantitative and Qualitative Disclosures About Market Risk
     SED is subject to market risk arising from adverse changes in interest rates and foreign exchange. SED does not enter into financial investments for speculation or trading purposes and is not a party to any financial or commodity derivatives.
Interest Rate Risk
     SED’s cash equivalents and short-term investments and its outstanding debt bear variable interest rates which adjust to market conditions. Changes in the market rate affect interest earned and paid by SED. SED does not use derivative instruments to offset the exposure to changes in interest rates. Changes in the interest rates are not expected to have a material impact on SED’s results of operations.
Foreign Currency Exchange
     The functional currency for SED’s international subsidiaries is the local currency for the country in which the subsidiaries own their primary assets. The translation of the applicable currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period. Any related translation adjustments are recorded directly to shareholders’ equity as a component of comprehensive income. As a result of the change in currency, SED recorded foreign currency translation loss as a component of comprehensive income of approximately $756,000 for the fiscal year ended June 30, 2006.
     SED distributes many of its products in foreign countries, primarily in Latin America. Approximately 34.1% of SED’s total net sales were generated from sales made to resellers located in Latin American countries during the twelve-month period ended June 30, 2006. SED’s foreign subsidiaries procure inventory payable in U.S. dollars for resale in their respective countries. Upon settlement of the payables, SED may be required to record transaction gains or losses resulting form currency fluctuations from the time the subsidiary entered into the agreement to settlement date of the liability. During the year ended June 30, 2006, SED recorded transaction losses of approximately $512,000. At June 30, 2006, SED’s foreign subsidiaries had approximately $5.9 million in U.S. dollar denominated liabilities. In the aggregate, if the value of the dollar against the foreign denominated currency strengthens by 10%, SED would record a transaction loss of approximately ($590,000). Conversely, if the value of the dollar declines by 10%, SED would record a transaction gain of approximately $590,000. SED was not a party to any hedge transactions as of June 30, 2006.
     The information included in SED’s Annual Report does not include the potential impact that might arise from any decline in foreign currency in Latin American after June 30, 2006 or those declines which may occur in the future and, accordingly, should be analyzed considering that circumstance.
     Since January 1, 2002, the Argentine economy has experienced inflation. During fiscal 2006, the inflation rate was 10.6% compared to 8.3% in fiscal 2005. While the Argentine government together with the International Monetary Fund is seeking remedies, no assurance can be given that the economic situation in Argentina will stabilize. The devaluation, which commenced in January 2002, could make it more difficult for Argentine companies to service their commercial and financial obligations due in or tied to the U.S. dollar. Any of the foregoing events and a continuation of the Argentine recession may have a material adverse effect on SED’s business, results of operations, financial condition, and ability to make payments on SED’s indebtedness and on SED’s common stock market price. The information included in SED’s financial statements, and other documentation, does not contain the potential impact that might arise from the situation described above and, accordingly, should be analyzed considering that circumstance.

1

Item 8. Financial Statements and Supplementary Data
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
SED International Holdings, Inc. and Subsidiaries
We have audited the consolidated balance sheets of SED International Holdings, Inc. and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SED International Holdings, Inc. and Subsidiaries as of June 30, 2006 and 2005, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Roseland, New Jersey
August 25, 2006

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders of SED International Holdings, Inc.
We have audited the accompanying consolidated statements of operations, shareholders’ equity and cash flows of SED International Holdings, Inc. and subsidiaries for the year ended June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations, changes in shareholders’ equity and cash flows of SED International Holdings, Inc. and subsidiaries for the year ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Atlanta, Georgia
September 10, 2004

3

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$4,426,000	$3,082,000
Trade accounts receivable, less allowance for doubtful accounts of $437,000 (2006) and $535,000 (2005)	33,584,000	30,759,000
Inventories, net	32,720,000	33,812,000
Deferred income taxes, net	58,000	62,000
Other current assets	3,586,000	1,877,000

Total current assets	74,374,000	69,592,000
Property and equipment, net	941,000	1,191,000

Total assets	$75,315,000	$70,783,000

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Trade accounts payable	$31,480,000	$30,505,000
Accrued and other current liabilities	4,834,000	4,865,000
Revolving credit facility	17,532,000	13,590,000

Total liabilities	53,846,000	48,960,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value; 129,500 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 5,583,347 (2006) and 5,576,538 (2005) shares issued, 3,888,856 (2006) and 3,885,837 (2005) shares outstanding	56,000	56,000
Additional paid-in capital	68,584,000	68,595,000
Accumulated deficit	(29,596,000)	(29,980,000)
Accumulated other comprehensive loss	(4,488,000)	(3,732,000)
Treasury stock, 1,694,491 (2006) and 1,690,701 (2005) shares, at cost	(13,087,000)	(13,083,000)
Unearned compensation — stock awards	—	(33,000)

Total shareholders’ equity	21,469,000	21,823,000

Total liabilities and shareholders’ equity	$75,315,000	$70,783,000

See notes to consolidated financial statements.

4

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended June 30,
	2006	2005	2004
Net sales	$412,371,000	$380,864,000	$371,741,000
Cost of sales	390,968,000	364,091,000	355,168,000

Gross profit	21,403,000	16,773,000	16,573,000
Selling, general and administrative expenses, excluding depreciation and amortization expense (including $1,000,000 to a related party in 2004)	17,958,000	17,195,000	18,536,000
Depreciation and amortization expense	422,000	868,000	1,233,000
Foreign currency transactions loss (gain)	512,000	(244,000)	14,000
Loss (gain) on disposal of assets	—	31,000	(30,000)

Operating income (loss)	2,511,000	(1,077,000)	(3,180,000)
Interest expense — net of interest income of $220,000 in 2004	1,389,000	691,000	246,000

Income (loss) before income taxes and discontinued operations	1,122,000	(1,768,000)	(3,426,000)
Income tax expense	931,000	680,000	801,000

Income (loss) from continuing operations	191,000	(2,448,000)	(4,227,000)
Gain (loss) from discontinued operations	193,000	(154,000)	(42,000)

Net income (loss)	$384,000	$(2,602,000)	$(4,269,000)

Basic and diluted income (loss) income per share:
From continuing operations	$.05	$(.63)	$(1.10)
From discontinued operations	.05	(.04)	(0.01)

Basic and diluted income (loss) per share	$.10	$(.67)	$(1.11)

Weighted average number of shares outstanding:
Basic	3,872,000	3,871,000	3,856,000
Diluted	3,884,000	3,871,000	3,856,000
See notes to consolidated financial statements.

5

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Accumulated
	Common Stock		Additional		Other			Unearned	Total
		Par	Paid-In	Accumulated	Comprehensive	Treasury Stock		Compensation	Stockholders’
	Shares	Value	Capital	Deficit	Loss	Shares	Cost	Stock Awards	Equity
BALANCE JUNE 30, 2003	5,563,206	$56,000	$68,442,000	$(23,109,000)	$(4,531,000)	1,687,345	$(13,052,000)	$(90,000)	$27,716,000
Amortization of stock awards								29,000	29,000
Stock awards cancelled			23,000			3,756	(31,000)	8,000
Stock based compensation			106,000						106,000
Exercise of stock options	6,666		3,000			(400)			3,000

Net loss				(4,269,000)					(4,269,000)
Translation adjustments					21,000				21,000

Comprehensive loss									(4,248,000)

BALANCE JUNE 30, 2004	5,569,872	56,000	68,574,000	(27,378,000)	(4,510,000)	1,690,701	(13,083,000)	(53,000)	23,606,000
Amortization of stock awards								20,000	20,000
Stock based compensation			18,000						18,000
Exercise of stock options	6,666		3,000						3,000

Net loss				(2,602,000)					(2,602,000)
Translation adjustments					778,000				778,000

Comprehensive loss									(1,824,000)

BALANCE JUNE 30, 2005	5,576,538	56,000	68,595,000	(29,980,000)	(3,732,000)	1,690,701	(13,083,000)	(33,000)	21,823,000
Reclassification of unvested stock awards – adoption of SFAS 123 (R)			(33,000)					33,000
Stock based compensation			20,000						20,000
Treasury shares purchased	141					3,790	(4,000)		(4,000)
Exercise of stock options	6,668		2,000						2,000

Net Income				384,000					384,000
Translation adjustments					(756,000)				(756,000)

Comprehensive loss									(372,000)

BALANCE JUNE 30, 2006	5,583,347	$56,000	$68,584,000	$(29,596,000)	$(4,488,000)	1,694,491	$(13,087,000)	$—	$21,469,000

See notes to consolidated financial statements.

6

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2006	2005	2004
Operating activities:
Net income (loss)	$384,000	$(2,602,000)	$(4,269,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	422,000	868,000	1,233,000
Deferred tax assets	4,000	(2,000)	—
Stock compensation	20,000	38,000	135,000
Provision for losses on accounts receivable	475,000	560,000	1,218,000
Gain (loss) on sale of assets	—	31,000	(30,000)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,944,000)	(13,000)	4,830,000
Other receivable	—	500,000	9,529,000
Inventories ,net	452,000	(3,053,000)	2,911,000
Other assets	(2,086,000)	238,000	(340,000)
Trade accounts payable	1,912,000	(215,000)	(7,538,000)
Accrued and other current liabilities	337,000	(48,000)	(3,539,000)

Net cash (used in) provided by operating activities	(2,024,000)	(3,698,000)	4,140,000

Investing activities:
Purchase of equipment	(182,000)	(463,000)	(603,000)

Net cash used in investing activities	(182,000)	(463,000)	(603,000)

Financing activities:
Net proceeds from issuance of stock	2,000	3,000	3,000
Net borrowings (repayments) under revolving credit facility	3,942,000	2,742,000	(1,975,000)
Net repayments of short-term bank debt of foreign subsidiaries	—	—	(15,000)
Purchase of treasury stock	(4,000)	—	—

Net cash provided by (used in) financing activities	3,940,000	2,745,000	(1,987,000)

Effect of exchange rate changes on cash	(390,000)	418,000	(2,319,000)

Increase (decrease) in cash and cash equivalents	1,344,000	(998,000)	(769,000)
Cash and cash equivalents:
Beginning of year	3,082,000	4,080,000	4,849,000

End of year	$4,426,000	$3,082,000	$4,080,000

Supplemental Disclosures of Cash Flow Information — cash paid during the year for:
Interest paid	$1,438,000	$693,000	$465,000
Income tax payments	$976,000	$679,000	$649,000
See notes to consolidated financial statements.

7

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended June 30, 2006, 2005 and 2004
1. Description of Business
     SED International Holdings, Inc., the parent company incorporated in Georgia, and its wholly-owned operating subsidiary, SED International, Inc., a Georgia corporation, are engaged in the wholesale distribution of microcomputer products, including mass storage, imaging, display, wireless products and consumer electronics throughout the United States and Latin America. SED International Holdings, Inc. services Latin America through its wholly-owned subsidiaries SED International de Colombia Ltda. (“SED Colombia”) in Bogota, Colombia and Intermaco S.R.L. (“Intermaco”) in Buenos Aires, Argentina.
     On September 30, 2004, SED International Holdings, Inc. filed a Form 15 “Certification and Notice of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934 with the United States Securities and Exchange Commission” (“SEC”).
     On the first day of its 2007 fiscal year the Company exceeded 299 holders of record ending the Company’s suspension under 15(d), pursuant to the Exchange Act.
2. Summary of Significant Accounting Policies
     Principles of Consolidation — The consolidated financial statements include the accounts of SED International Holdings, Inc. and its wholly-owned subsidiaries, SED International, Inc. (formerly Southern Electronics Distributors, Inc.), SED International do Brasil, Ltda. (formerly SED Magna Distribuidora Ltda.), SED Magna (Miami), Inc., SED Colombia and Intermaco, (collectively the “Company”). All intercompany accounts and transactions have been eliminated in consolidation. The operations of SED International do Brasil, Ltda. were discontinued in the third quarter of fiscal 2003. See Note 12.
     Risks and Uncertainties — The Company has at various times incurred a decline in net sales in the United States since fiscal 1998 and has incurred operating losses in either its domestic or certain of its foreign operations at various times during the past five fiscal years. Company management is continuing to focus on increasing profit margins and reducing administrative and overhead costs. There is no assurance the Company will be successful in connection with these efforts. Failure to effectively implement the plan could materially adversely affect the Company’s profitability and financial condition.
     Numerous factors and conditions impact the Company’s ability to achieve its profit goals, including, but not limited to, the following:
▪	Continuation of distribution agreements — The Company operates under formal but cancelable distribution agreements with certain of its suppliers. If these agreements were cancelled, the Company would be forced to obtain its products through wholesalers. This would reduce the Company’s profit margin on the affected products.

▪	Availability of certain products — From time to time, due to production limitations or heavy demand, the Company may only be able to purchase a limited amount of popular products from its suppliers.

▪	Product margins — The Company operates in a very competitive business environment. Accordingly, product margins are continually under pricing pressure. From time to time, the Company receives price protection and other considerations from its vendors. While the Company has no reason to believe such vendor consideration will not continue, no assurance can be given that such price protection and other considerations will continue to be received in the future.

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▪	Vendor credit — The Company significantly relies on its suppliers for trade credit. Changes by the suppliers in their credit terms could force the Company to obtain less favorable financing for its purchases.

▪	Product obsolescence — The Company offers a broad line of products that are subject to fast technological obsolescence, which increases the risk of inventory markdown. Through its vendor agreements, the Company has certain stock return privileges, which vary from supplier to supplier. The Company believes stock return programs will continue in the future, but can give no assurance about whether these programs will continue.

▪	Consumer Electronics — The Company has entered into the distribution of consumer electronics, which is highly competitive. Some of the Company’s competitors have substantially greater financial, marketing and distribution resources than the Company and the Company may be unable to successfully compete with these companies. Failure to successfully penetrate this market could have an adverse impact on the Company’s cash flows, financial position and operating results.

▪	Credit decisions and losses — The Company maintains an experienced customer credit staff and relies on customer payment history and third party data to make customer credit decisions. Nevertheless, the Company may experience customer credit losses in excess of its expectations. The Company maintains credit insurance policies for certain customers located in the United States and select Latin American countries (subject to certain terms and conditions). However, the terms of the credit insurance agreement require the Company to maintain certain minimum standards and policies with respect to extending credit to customers. If the Company does not adhere to such policies, the insurance companies may not pay claims submitted by the Company.

▪	Proportionate control of general and administrative costs — The Company attempts to control its overhead costs to keep such costs in line with its sales volume. As sales volumes fluctuate, the Company must continually monitor its overhead costs and make adjustments timely and appropriately. Failure to control overhead costs could have an adverse impact on the Company’s cash flows, financial position and operating results.

▪	Uncertain and possibly volatile economic and political environment in Latin America — The general economic and political environment in both of the countries in which the Company operates in Latin America is uncertain and, at times, volatile. As a result of these conditions, the Company could experience unexpected costs from its operations in these countries.

▪	Availability of credit facilities — The Company has operated under a formal credit facility with a bank for many years that was subject to certain collateral limitations and contained certain covenants. During September 2005 a new credit facility was obtained. No assurance can be given that the Company will be able to maintain compliance with financial covenants, or obtain waivers in the event of non-compliance, in the future. Failure to maintain compliance with the financial covenants could adversely affect the Company’s ability to obtain vendor credit and the overall business operations. The principal credit facility, which expires in August 2008, is further described in Note 4.

▪	Cash flows — While not presently expected, the Company’s continued operations in Latin America may require additional capital infusion (in the form of advance notes from the parent company or other debt borrowings by a subsidiary). The credit facility restricts the future funding by the parent company of Latin American operations. Operating needs and regulatory matters may restrict the Company’s ability to repatriate cash flows from the foreign subsidiaries to the United States.

9

     Revenue Recognition — Sales are recorded upon shipment. The Company allows its customers to return products for exchange or credit subject to certain limitations. Returns have historically not been significant. Provision for estimated losses on such returns are recorded at the time of sale and are netted against trade accounts receivable. Shipping and handling revenues are included in net sales and shipping and handling costs are included in cost of sales.
     Concentrations of Credit Risk — Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. At times, such amounts exceed the current insured amount under the Federal Deposit Insurance Corporation of $100,000. The funds held in Latin American banks, which represent 75% of the Company’s cash and cash equivalents at June 30, 2006, are generally not available for use domestically without withholding taxes. The Company has no single customer that represents a significant portion of total net sales or accounts receivable and generally does not require collateral from its customers.
     Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and those differences could be significant.
     Cash Equivalents — Cash equivalents are short-term investments purchased with a maturity of three months or less.
     Accounts Receivable — Accounts receivable are carried at the amount owed by customers less an allowance for doubtful accounts.
     Allowance for Doubtful Accounts — An allowance for uncollectible accounts has been established based on collection experience and an assessment of the collectibility of specific accounts. The Company evaluates the collectibility of accounts receivable based on a combination of factors. Initially, the Company estimates an allowance for doubtful accounts as a percentage of accounts receivable based on historical collections experience. This initial estimate is periodically adjusted when the Company becomes aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filing) or as a result of changes in the overall aging of accounts receivable.
     Inventories — Inventories consist of finished goods and are stated at the lower of cost (first-in, first-out method) or market and include in-transit inventory of $6,207,000 at June 30, 2006 and $4,217,000 at June 30, 2005. Most of the Company’s vendors allow for either return of goods within a specified period (usually 45 — 90 days) or for credits related to price protection. However, for other vendor relationships and inventories, the Company is not protected from the risk of inventory loss. Therefore, in determining the net realizable value of inventories, the Company identifies slow moving or obsolete inventories that (1) are not protected by our vendor agreements from risk of loss, and (2) are not eligible for return under various vendor return programs. Based upon these factors, the Company estimates the net realizable value of inventories and records any necessary adjustments as a charge to cost of sales. If inventory return privileges or price protection programs were discontinued in the future, or if vendors were unable to honor the provisions of certain contracts which protect the Company from inventory losses, the risk of loss associated with obsolete, slow moving or impaired inventories would increase. The reserve for obsolete and slow moving inventories was approximately $1,037,000 at June 30, 2006 and $1,060,000 at June 30, 2005 or 3.0% and 3.1% of gross inventories, respectively.
     Property and Equipment — Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related asset, which generally range from three to seven years. Leasehold improvements are amortized ratably over the lesser of the useful lives of the improvements or the related lease terms.

10

     Foreign Currency Translation — The assets and liabilities of foreign operations are translated at the exchange rates in effect at the balance sheet date, with related translation gains or losses reported as a separate component of shareholders’ equity, net of any deferred income taxes. As of June 30, 2006 and 2005, the amount of deferred income taxes recorded against cumulative translation losses is zero, because the related deferred tax asset has been offset in full by a valuation allowance. The results of foreign operations are translated at the average exchange rates for the year. Gains or losses resulting from foreign currency transactions are included in the consolidated statement of operations.
     Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred tax assets relate primarily to differences in the financial reporting basis and the tax basis of reserves, translation losses and depreciation of fixed assets, in addition to net operating loss and tax credit carryforwards. Deferred tax liabilities relate to U.S. taxes on unremitted foreign earnings. As the likelihood of the full realization of the net operating losses, reserves and translation losses is uncertain, the Company has provided a valuation allowance for the future tax benefits that are not expected to be utilized.
     Earnings Per Common Share (EPS) — Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed using the weighted-average number of common shares and potentially dilutive common shares outstanding. Potentially dilutive common shares represent additional common shares assumed to be issued. Approximately 50,000 stock options had the effect of increasing the weighted average shares including dilution for the year ended June 30, 2006. For the years ended June 30, 2006, 2005 and 2004 options for approximately 468,000, 683,000, and 706,000 common shares, respectively, were excluded from the diluted EPS calculation due to their antidilutive effect.
     Stock-Based Compensation — Effective July 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123(R) “Share-Based Compensation” (“SFAS 123(R)”). Its predecessor, SFAS 123, (“SFAS 123”) was previously adopted by the Company effective July 1, 2002. Prior to July 1, 2002, the Company had elected to follow the Accounting Principles Board Opinion No. 25, Accounting for Stock Based Compensation issued to Employees (“APB 25”) and related interpretation in accounting for its employee stock-based compensation. SFAS 123(R) was adopted using the modified prospective method. Under the modified prospective method, the effect of SFAS 123(R) is recognized in the period of adoption and in future periods. Prior periods have not been restated to reflect the impact of adopting SFAS 123(R).
     The adoption of SFAS 123(R) did not have a material impact on stock-based compensation expense for the fiscal year ended June 30, 2006. The effect of estimating forfeitures was not material. Stock-based compensation expense recognized during fiscal years ended June 30, 2006, 2005 and 2004 totaled approximately $5,000, $18,000 and $106,000, respectively. As of June 30, 2006, there was approximately $17,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under our plans. That cost is expected to be recognized over a weighted-average period of 2.2 years. The following table illustrates the effect on net loss and loss per share had the Company accounted for share-based compensation in accordance with SFAS 123(R) in each year:

	Year Ended June 30,
	2005	2004

Net loss, as reported	$(2,602,000)	$(4,269,000)
Stock based-compensation included in reported net income	18,000	106,000
Stock based-compensation under fair value reporting	(64,000)	(375,000)

Pro forma net loss	$(2,648,000)	$(4,538,000)

Basic and diluted loss per share:
As reported	$(.67)	$(1.11)

Pro forma	$(.68)	$(1.18)

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     No stock options were granted in fiscal 2006. The weighted average fair value of options granted in fiscal 2005 and 2004 was $.79 and $.90, respectively, using the Black-Scholes option pricing model with the following assumptions:

	2005	2004

Dividend yield	0.0%	0.0%
Expected volatility	80.2%	75.7%
Risk free interest rate	3.6%	3.5%
Expected life, in years	5.0	6.4
     Reclassification – Certain reclassifications have been made in the fiscal 2004 financial statements to conform to the presentation in the fiscal 2006 and 2005 financial statements.
3. Property and Equipment
Property and equipment are comprised of the following:

	June 30,
	2006	2005

Furniture and equipment	$10,407,000	$10,316,000
Leasehold improvements	2,109,000	2,093,000
Other	119,000	119,000

	12,635,000	12,528,000
Less accumulated depreciation and amortization	11,694,000	11,337,000

	$941,000	$1,191,000

     Depreciation and amortization expense for property and equipment totaled $422,000, $868,000 and $1,233,000 for the years ended June 30, 2006, 2005 and 2004 respectively.
4. Credit Facilities
     Until September 2005, the Company had a credit agreement with Fleet Capital Corporation (“Fleet”), which provided for borrowings under a line of credit of up to $35 million at June 30, 2005. At June 30, 2005, the Company had $13.6 million outstanding under this facility. On September 21, 2005, the Company entered into a three year credit facility with Wachovia Bank, National Association (the “Wachovia Agreement”). The Wachovia Agreement provides for revolving borrowings up to $35 million based upon the Company’s eligible accounts receivable and inventory as defined therein. Under the Wachovia Agreement, the credit facility may be increased to $50 million in $5 million increments if certain additional criteria are met. Borrowings under the Wachovia Agreement accrue interest based upon a variety of interest rate options depending upon the computation of availability as defined therein. The interest rates range from the prime rate to the prime rate plus a margin of .25%, or LIBOR plus a margin ranging from 1.75% to 2.25%. The Company is also subject to a commitment fee ranging from .25% to .5% on the unused portion of the facility. Interest is payable monthly. Borrowings under the Wachovia Agreement are collateralized by substantially all domestic assets of the Company and 65% of each of the Company’s shares in its foreign subsidiaries, respectively. The Wachovia Agreement matures on September 21, 2008.
     The Wachovia Agreement also contains certain covenants which, among other things, require that if the Company’s availability is less than $5 million at any time during the agreement, the Company must restrict or limit capital expenditures and advances to the Company’s Latin American subsidiaries. Also, if the $5 million threshold is breached, the Wachovia Agreement requires the maintenance of certain levels of earnings before interest, taxes, depreciation and amortization, requires maintenance of minimum fixed charge coverage ratio, and requires the maintenance of minimum tangible net worth, as defined. The Wachovia Agreement also restricts the Company’s ability to distribute dividends.

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     Available borrowings under this agreement, based on collateral limitations at June 30, 2006 and 2005 were $7.2 million and $10.6 million, respectively. Average borrowings, maximum borrowings and weighted average interest rate for fiscal 2006 were $20.5 million, $25.1 million and 6.55%, respectively. Average borrowings, maximum borrowings and weighted average interest rate for fiscal 2005 were $14.6 million, $22.4 million and 4.87%, respectively. The weighted average interest rate on outstanding borrowings under credit facilities was 7.38% and 5.84% per annum at June 30, 2006 and June 30, 2005, respectively.
     The carrying value of all bank debt at June 30, 2006 approximates its fair value based on the variable market rates of interest on such bank debt. Outstanding Letters of Credit under the Wachovia Agreement totaled $2.6 million at June 30, 2006.
5. Income Taxes
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company’s net deferred tax assets are as follows:

	June 30,
	2006	2005

Net deferred tax assets (liabilities):
U.S. federal and state operating loss carry-forwards	$22,810,000	$21,924,000
Unremitted foreign earnings	(2,794 ,000)	—
Translation gain/loss on unremitted foreign earnings	1,704,000	—
Depreciation and amortization	210,000	226,000
Allowance for accounts receivable	145,000	182,000
Inventories	486,000	494,000
Allowance for sales returns	25,000	19,000
Employee benefits and compensation	20,000	25,000
Reserves and accruals	212,000	102,000
Sales tax	11,000	173,000
Stock options	78,000	83,000
Available tax credits	328,000	328,000
Other	102,000	146,000

	23,337,000	23,702,000
Valuation allowance	(23,279,000)	(23,640,000)

Total	$58,000	$62,000

     At June 30, 2006, the Company has gross net operating loss carry-forwards for federal and state income tax purposes in the United States of approximately $61.0 million and $52.1 million, respectively, expiring at various dates through 2026. In addition, as of June 30, 2006 the Company has alternative minimum tax credit carryforwards of approximately $328,000, which carry over until they are used. At June 30, 2006 and 2005, the Company has recorded a valuation allowance for principally all deferred tax assets, except for those relating to Intermaco, as there is no assurance that these assets will be realized. In 2004, the Company eliminated the deferred tax assets and corresponding valuation allowance totaling approximately $4.1 million associated with the Brazilian net operating losses since there are no operations.
     The components of income (loss) from continuing operations before income taxes consist of the following:

	Year Ended June 30,
	2006	2005	2004

United States	(1,011,000)	(3,682,000)	(5,572,000)
Foreign	2,133,000	1,914,000	2,146,000

Total	$1,122,000	$(1,768,000)	$(3,426,000)

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     Components of income tax expense (benefit) are as follows:

	Year Ended June 30,
	2006	2005	2004

Current:
Federal.	$—	$—	$6,000
State	6,000	(3,000)	18,000
Foreign.	921,000	685,000	703,000

	927,000	682,000	727,000

Deferred:
Foreign.	4,000	(2,000)	74,000

	4,000	(2,000)	74,000

	$931,000	$680,000	$801,000

     The Company’s effective tax rates for income (loss) from continuing operations differ from statutory rates as follows:

	Year Ended June 30,
	2006	2005	2004
Statutory federal rates (benefit)	34.0%	34.0%	(34.0%)
State income taxes net of federal income tax benefit	3.4	7.7	0.5
Non-deductible Items	1.6	(0.9)	—
Permanent difference true-up	1.8	—	0.4
US Tax on unremitted foreign earnings	87.1	—	—
Adjustment to deferred tax asset for NOL’s	—	(77.9)	—
Valuation allowance	(32.2)	14.0	120.1
Brazil net operating loss write-off	—	—	119.3
Write-off of investment in Brazil	—	—	(189.0)
Write-off of investment in Magna and E-Store	(74.3)	—	—
Foreign taxes in excess of federal statutory Rate	17.7	1.2	1.4
Taxes on intercompany dividends	36.0	(14.5)	—
Other	7.5	(2.4)	4.7

Total	82.6%	(38.8)%	23.4%

     The valuation allowance decreased during fiscal 2006 and 2005 by $361,000 and $248,000, respectively, and increased during fiscal 2004 by $4,682,000.
6. Lease Obligations
     SED International, Inc. leases its main office facility under an operating lease expiring in September 2009 with an entity owned by certain minority shareholders and officers of the Company. Rent expense for this facility for the years ended June 30, 2006, 2005 and 2004 was $300,000, $291,000 and $283,000, respectively. This lease provides for an annual rent of $302,000 with annual increases of 3% through September 2009. The Company leases additional distribution center and sales office space under other operating leases expiring through April 2010. Rent expense under all operating leases for the years ended June 30, 2006, 2005 and 2004 was $959,000, $1,085,000 and $1,251,000, respectively.
     As of June 30, 2006, future minimum rental commitments under non-cancelable operating leases are:

Year Ending June 30,
2007	$958,000
2008	741,000
2009	652,000
2010	263,000

$2,614,000

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7. Shareholders’ Equity
     The Company maintains stock option plans established in 1997 and 1999 under which 891,316 shares of common stock have been reserved at June 30, 2006 for outstanding and future incentive and nonqualified stock option grants as well as stock awards to directors, officers and key employees. Incentive stock options must be granted at not less than the fair market value of the common stock at the date of grant and expire 10 years from the date of grant. Nonqualified stock options may be granted at a price of not less than 85% of the fair market value of the common stock at the date of grant and expire 20 years from the date of grant. Options granted under the plans are exercisable in installments ranging from 20% to 50% per year. Upon the occurrence of a “change of control” (as defined in the Company’s stock option plans), all outstanding options become immediately exercisable.
     Stock option activity, including options issued to non-employee directors, and related information under these plans is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at June 30, 2003	800,884	$2.87	—	—
Granted	125,000	$1.81	—	—
Forfeited or expired	(212,950)	$2.61	—	—
Exercised	(7,066)	$.48	—	—

Outstanding at June 30, 2004	705,868	$2.69	—	—

Granted	10,000	$.79	—	—
Forfeited or expired	(26,000)	$4.21	—	—
Exercised	(6,666)	$.44	—	—

Outstanding at June 30, 2005	683,202	$2.69	—	—

Exercised	(6,668)	$.44	—	—
Forfeited or expired	(158,625)	$2.80	—	—

Outstanding at June 30, 2006	517,909	$2.60	5.4	$31,500

Exercisable at June 30, 2004	628,604	$2.88	—	—
Exercisable at June 30, 2005	652,286	$2.67	—	—
Exercisable at June 30, 2006	502,509	$2.61	5.3	$30,460
     The total intrinsic value of options exercised during the fiscal years ended June 30, 2006, 2005 and 2004 were $2,000, $3,000, and $13,000, respectively. The total fair value of shares vested during each of the fiscal years ended June 30, 2006, 2005 and 2004 was $17,000, $45,000 and $53,000, respectively.

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     The following table summarizes information pertaining to all options outstanding and exercisable at June 30, 2006:

	Outstanding Options
		Weighted
		Average	Weighted	Exercisable Options
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Price
$0.0000 - $1.0130	92,500	6.7	$.6395	79,500	$0.5969
$1.0131 - $2.0260	257,500	5.3	$1.9443	257,500	$1.9443
$2.0261 - $3.0390	78,000	7.5	$2.4428	78,000	$2.4428
$5.0651 - $6.0780	60,584	3.1	$5.8800	60,584	$5.8800
$6.0781 - $7.0910	5,250	3.7	$6.8200	5,250	$6.8200
$7.0911 - $8.1040	18,800	3.7	$7.8889	16,400	$7.8814
$9.1171 - $10.1300.	5,275	1.1	$10.1120	5,275	$10.1120
     Restricted Stock — The Company’s stock option plan established in 1999 also permits the grant of restricted stock awards. Awards which have been granted under this 1999 plan vest ratably over two to ten years. Restricted stock activity is as follows:

	Year Ended June 30,
	2006	2005	2004
Shares of restricted stock-beginning of year	17,000	21,250	48,937
Vested	(4,250)	(4,250)	(23,931)
Canceled	—	—	(3,756)

Shares of restricted stock-end of year	12,750	17,000	21,250

     The value of restricted stock awards is determined using the market price of the Company’s common stock on the grant date and is amortized over the vesting period. The weighted average grant-date fair value of shares outstanding at the beginning and end of fiscal 2006 and vested during fiscal 2006 was $7.50.
     Shareholder Rights Agreement — In October 1996, the Company adopted a shareholder rights agreement under which one common stock purchase right is presently attached to and trades with each outstanding share of the Company’s common stock. The rights become exercisable and transferable apart from the common stock ten days after a person or group, without the Company’s consent, acquires beneficial ownership of 12% or more of the Company’s common stock or announces or commences a tender or exchange offer that could result in 12% ownership (the “Change Date”). Once exercisable, each right entitles the holder to purchase shares of common stock in number equal to eight multiplied by the product of the number of shares outstanding on the Change Date divided by the number of rights outstanding on the Change Date not owned by the person or group and at a price of 20% of the per share market value as of the Change Date. The rights have no voting power, expire in October 2006 and are redeemable at the discretion of the Company’s Board of Directors at $.01 per right.
8. Employee Benefit Plan
     SED International, Inc. maintains the SED International, Inc. 401(k) Plan, a voluntary retirement benefit program. All employees of SED International, Inc. who have attained the age of 21 are eligible to participate after completing one year of service. Employees are immediately vested in their own contributions. SED International may provide matching contributions for its employees at the discretion of the Board of Directors. Vesting in matching contributions, if any, is ratable over 10 years based on years of continuous service. There were no matching contributions for fiscal year years 2006 and 2005. SED International, Inc.’s matching contribution expense for the fiscal year 2004 totaled $35,000.

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9. Segment Information
     The Company operates in one business segment as a wholesale distributor of microcomputer, consumer electronics and wireless telephone products. The Company operates and manages in two geographic regions, the United States and Latin America.
     Financial information for continuing operations by geographic region is as follows:

	United States	Latin America	Eliminations	Consolidated
Fiscal 2006
Net sales to unaffiliated customers	$335,824,000	$76,547,000	—	$412,371,000
Gross profit	$15,112,000	$6,291,000	—	$21,403,000
Income from continuing operations	$371,000	$2,140,000		$2,511,000
Total assets at year-end	$68,555,000	$19,002,000	$(12,242,000)	$75,315,000
Fiscal 2005			—
Net sales to unaffiliated customers	$327,006,000	$53,858,000	—	$380,864,000
Gross profit	$12,025,000	$4,748,000	—	$16,773,000
(Loss) income from continuing operations	$(3,142,000)	$2,065,000	—	$(1,077,000)
Total assets at year-end	$87,400,000	$14,387,000	$(31,004,000)	$70,783,000
Fiscal 2004			—
Net sales to unaffiliated customers	$325,641,000	$46,100,000	—	$371,741,000
Gross profit	$11,937,000	$4,636,000	—	$16,573,000
(Loss) income from continuing operations	$(5,244,000)	$2,064,000	—	$(3,180,000)
Total assets at year-end	$87,195,000	$12,856,000	$(30,860,000)	$69,191,000
     Sales of products between the Company’s geographic regions are made at market prices and are eliminated in consolidation. All corporate overhead is included in the results of U.S. operations.
     Net sales by product category for continuing operations is as follows:

		Wireless	Consumer
	Microcomputer	Telephone	Electronics	Handling
Year Ended June 30,	Products	Products	Products	Revenue	Total
2006	$349,126,000	$29,508,000	$32,466,000	$1,271,000	$412,371,000
2005	$310,747,000	$45,541,000	$23,374,000	$1,202,000	$380,864,000
2004	$300,761,000	$67,191,000	$2,578,000	$1,211,000	$371,741,000
     Approximately 34.1%, 29.8% and 28.5% in the fiscal years ended June 30, 2006, 2005, and 2004, respectively, consisted of sales to customers for export principally into Latin America and direct sales to customers in Colombia and Argentina.
10. Significant Vendors
     During the year ended June 30, 2006, the Company purchased approximately 49.8% of its product from three vendors. During the year ended June 30, 2005, the Company purchased approximately 47.8% of its product from three vendors. During the year ended June 30, 2004, the Company purchased approximately 39.9% of its product from two vendors.

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11. Supplemental Disclosures
     An analysis of allowances for doubtful accounts is as follows:

	Balance at	Charged to
	Beginning	Costs and		Balance at
Year Ended June 30,	of Year	Expenses	Deductions (1)	End of Year
2006	$535,000	$475,000	$(573,000)	$437,000
2005	$616,000	$560,000	$(641,000)	$535,000
2004	$2,749,000	$1,218,000	$(3,351,000)	$616,000

(1)	Deductions represent actual write-offs of specific accounts receivable charged against the allowance account, net of amounts recovered.
     An analysis of allowances for obsolete and slow moving inventories is as follows:

	Balance at	Charged to
	Beginning	Costs and		Balance at
Year Ended June 30,	of Year	Expenses	Deductions (1)	End of Year
2006	$1,060,000	$—	$(23,000)	$1,037,000
2005	$916,000	$1,000	$(143,000)	$1,060,000
2004	$1,051,000	$41,000	$(176,000)	$916,000

(1)	Deductions to allowance represent increases or decreases in the valuation allowances based on the market value of the inventories.
12. Discontinued Operations
     In February 2003, the Company resolved to discontinue commercial operations of its Brazilian subsidiary, SED International do Brasil Distribuidora, Ltda. Accordingly, the operating results of SED International do Brasil Distribuidora, Ltda. (the “Brazil Operation”) have been classified as a discontinued operation for all periods presented in the Company’s consolidated statements of operations. Additionally, the Company has reported all of SED International do Brasil Distribuidora, Ltda. assets at their estimated net realizable values in the Company’s consolidated balance sheets as of June 30, 2006, 2005 and 2004.
     The Brazil Operation recognized a gain from discontinued operations of $193,000 in fiscal 2006, and losses of $154,000 and $42,000 in fiscal years 2005 and 2004, respectively, and had no sales activity since fiscal year 2003. The gain in fiscal 2006 resulted from a reduction in liabilities for suppliers and administrative services. The loss from discontinued operations in fiscal years 2005 and 2004 was attributed to the following: (i) foreign currency exchange losses, (ii) professional fees and (iii) the favorable settlement of certain liabilities offset by additional provisions for the tax claims asserted by the Brazilian government.
     As of June 30, 2005, SED International do Brasil Distribuidora, Ltda. had assets of $43,000 and third party liabilities of $461,000. Liabilities include accounts payable related to inventory purchases of $97,000 and other miscellaneous accrued liabilities of $364,000. As of June 30, 2006, the assets of SED International do Brasil Distribuidora, Ltda. had no net realizable value.
     SED International do Brasil Distribuidora, Ltda. has been transitioned from a commercial operating company into dormancy. During the dormancy period, SED will incur ongoing operating expenses for attorney fees, statutory bookkeeping and reporting services.
     SED International do Brasil Distribuidora Ltda. has various litigations related to additional income taxes and social taxes allegedly due from the fiscal years 1998 through 2004. These legal claims were filed during the years 2002 and 2003. The legal claims range from $3,000 to $219,000 each or $522,000 in the aggregate. The Company has an accrued liability of $270,000 to cover any losses related to these claims.

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13. Liabilities Under Employment Agreement and Contingent Liabilities
     The Company carried two key man life insurance policies payable to the benefit of the Company on Gerald Diamond, the Company’s founder and Former Chairman and Chief Executive Officer who passed away in June of 2003. At June 30, 2003, the Company recorded a liability of approximately $3.4 million, which represented the Company’s best estimate of the amounts due as benefits to Mr. Gerald Diamond’s surviving spouse under Mr. Gerald Diamond’s employment contract. The Company also disclosed at June 30, 2003 that it may be contingently liable for additional benefit payments depending on the resolution of issues concerning additional benefits potentially due to Mr. Gerald Diamond’s surviving spouse. During the quarter ended March 31, 2004, the Company reached a final agreement with Mr. Gerald Diamond’s surviving spouse, the Company’s current Chairman, Jean Diamond, to settle all claims advanced under Mr. Gerald Diamond’s employment contract. Pursuant to the final settlement agreement, an additional payment of $1.0 million, was made and charged to selling, general and administrative expenses. All amounts due were disbursed during the quarter ended March 31, 2004 and the balance of the liability at June 30, 2004 was $0 as compared to $3.4 million at June 30, 2003.
Item 14. Legal Proceedings
     On June 19, 2006, we instituted an action in the Superior Court of Fulton County, State of Georgia captioned SED International, Inc. vs. Michael Levine, Civil Action file no. 2006-CV-118591. In the action, we assert that Mr. Levine breached the terms of our Termination Agreement and request that the court grant injunctive relief. In response, Mr. Levine has denied our assertions, filed a third party complaint against SED Holdings and asserted counterclaims against SED International alleging breach and infliction of emotional distress. In connection with the third party complaint and the counterclaims, Mr. Levine has asked that the court award him costs, fees and punitive damages. We believe that we have meritorious defenses to his complaint and counterclaims and will vigorously defend and prosecute this matter.
     On November 3, 2005, Mark Diamond (“Mr. Diamond”) filed a suit in the Superior Court of Dekalb County, State of Georgia captioned Mark Diamond vs. SED International Holdings, Inc., et al., Civil Action file no. 06-CV-12452-7. In this lawsuit, he alleges that we breached his employment agreement and has made multiple other claims, and has asked the court for declaratory judgment on some of the claims and an award of monetary damages under the theory of quantum meruit. With respect to the claims for declaratory judgment, we moved for summary judgment and the court has ruled in our favor. Mr. Diamond has appealed that decision. From 1999 to 2005 Mr. Diamond was president and chief operating officer, and from 2003 to 2005 he was also chief executive officer, of SED Holdings; from 2004 to 2005 he was president, chief executive and chief operating officer of SED International; and from 1996 to 2005 he was also a director of SED Holdings. We believe that we have meritorious defenses to his complaint and counterclaims and will vigorously defend this matter.
     On August 19, 2005, Mr. Diamond filed a complaint against SED International with the United States Department of Labor, Case No. 2006-SOX-000444, alleging that SED International violated the employee protection provisions of Title XIII of the Sarbanes-Oxley Act of 2002 when it terminated him from his executive officer positions. He has asked the Department of Labor to award him damages in the form of back-pay and reinstatement as an executive officer of SED International. On December 13, 2005, the Department of Labor issued a decision in our favor. Mr. Diamond has appealed that decision. We are currently awaiting a decision on our motion for summary judgment in connection with his appeal. We believe that we have meritorious defenses to his complaint and will vigorously defend this matter.
     On October 25, 2005, the Company was named in a lawsuit filed by Rockland Credit Finance, LLC, a Maryland limited liability company (“Rockland”), in the Superior Court of New Jersey, County of Essex captioned Rockland Credit Finance, LLC vs. Nikada Inc., et al., Docket no. ESX-L-00-8310-05. In the lawsuit, Rockland alleges that the Company is indebted to them as a result of the Company’s relationship with Nikada, Inc., a New Jersey corporation and a former product supplier to the Company, and seeks money damages in the amount of approximately $700,000 plus interest, costs and attorneys’ fees. The Company denies all the allegations. The Company has brought a third party claim against Nikada and

19

its owner for misrepresentations and filed a Motion to Dismiss, which motion has not yet been ruled upon by the presiding court. In the event the Company’s motion is denied, discovery on the merits of the case will commence. The Company believes that it has meritorious defenses and will vigorously defend this matter.

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APPENDIX D
The following are the unaudited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations from the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2006:
Part 1. Financial Information
Item 1. Financial Statements
SED International Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	December 31, 2006	June 30, 2006
	(Unaudited)	(Note 1)
ASSETS

Current assets:
Cash and cash equivalents	$4,219	$4,426
Trade accounts receivable, net	34,771	33,584
Inventories, net	40,266	32,720
Deferred income taxes, net	45	58
Other current assets	3,596	3,586

Total current assets	82,897	74,374
Property and equipment, net	1,017	941

Total assets	$83,914	$75,315

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$34,521	$31,480
Accrued and other current liabilities	4,487	4,834
Revolving credit facility	22,606	17,532

Total liabilities	61,614	53,846

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value; authorized: 129,000 shares, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 5,573,347 shares issued at December 31, 2006 and 5,583,347 shares issued at June 30, 2006	56	56
Additional paid-in capital	68,531	68,584
Accumulated deficit	(29,456)	(29,596)
Accumulated other comprehensive loss	(3,744)	(4,488)
Treasury stock, 1,694,491 shares at December 31, 2006 and at June 30, 2006 at cost	(13,087)	(13,087)

Total shareholders’ equity	22,300	21,469

Total liabilities and shareholders’ equity	$83,914	$75,315

See notes to condensed consolidated financial statements.

SED International Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$93,009	$102,986	$189,630	$205,284
Cost of sales	87,645	97,711	179,142	195,525

Gross profit	5,364	5,275	10,488	9,759
Operating expenses:
Selling, general and administrative expense	4,721	4,389	9,238	8,777
Depreciation and amortization expense	101	111	192	228
Foreign currency transaction (gain) loss	(208)	19	(452)	(3)

Total operating expenses	4,614	4,519	8,978	9,002

Operating income	750	756	1,510	757
Interest expense	396	332	746	622

Income before income taxes and discontinued operations	354	424	764	135
Income tax expense	327	266	624	436

Income (loss) from continuing operations	27	158	140	(301)
Loss from discontinued operations	—	—	—	(7)

Net income (loss)	$27	$158	$140	$(308)

Basic and diluted income (loss) per share
From continuing operations	$.01	$.04	$.04	$(.08)
From discontinued operations	—	—	—	—

Basic and diluted income (loss) per common share	$.01	$.04	$.04	$(.08)

Weighted average number of shares outstanding:
Basic	3,879,000	3,869,000	3,879,000	3,869,000
Diluted	3,915,000	3,871,000	3,912,000	3,870,000
See notes to condensed consolidated financial statements.

SED International Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2006	2005
Net cash used in operating activities	$(5,505)	$(7,501)
Cash flows used in investing activities:
Purchases of equipment	(245)	(80)

Net cash used in investing activities	(245)	(80)

Cash flows provided by financing activities:
Net borrowings under revolving credit facility	5,074	8,161

Net cash provided by financing activities	5,074	8,161

Effect of exchange rate changes on cash	469	22

Net (decrease) increase in cash and cash equivalents	(207)	602
Cash and cash equivalents at beginning of period	4,426	3,082

Cash and cash equivalents at end of period	$4,219	$3,684

See notes to condensed consolidated financial statements.

SED International Holdings, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts in thousands, except per share data)
(Unaudited)
     1. Basis of Presentation
     The accompanying unaudited condensed consolidated financial statements of SED International Holdings, Inc. and its wholly-owned subsidiaries, SED International, Inc., SED International de Colombia Ltda., and Intermaco S.R.L., (collectively, “SED”or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months and six months ended December 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2007, or any other interim period. The June 30, 2006 balance sheet has been derived from the audited consolidated financial statements included in the SED’s Form 10-K.
     For further information, refer to the consolidated financial statements and footnotes thereto included in the SED International Holdings, Inc. Annual Report on Form 10-K for the year fiscal year ended June 30, 2006.
2. Discontinued Operations
     In February 2003, SED resolved to discontinue commercial operations of its Brazilian subsidiary, SED International do Brasil Distribuidora, Ltda. Accordingly, the operating results of SED International do Brasil Distribuidora, Ltda. (the “Brazil Operation”) have been classified as a discontinued operation for all periods presented in SED’s consolidated statements of operations. Additionally, SED has reported all of SED International do Brasil Distribuidora, Ltda. assets at their estimated net realizable values in SED’s consolidated balance sheets as of December 31 and June 30, 2006. As of June 30, 2006, the assets of SED International do Brasil Distribuidora, Ltda. had no net realizable value.
     The Brazil Operation recognized a loss from discontinued operations of $7,000 for the three months ended September 30, 2005 and had no gain or loss for the three months ended December 31, 2005. The Brazil Operation had no gain or loss for the three and six months ended December 31, 2006. Sales activity in Brazil ceased after fiscal year 2003.
     SED International do Brasil Distribuidora, Ltda. has been transitioned from a commercial operating company into dormancy. During the dormancy period, SED will incur ongoing operating expenses for attorney fees, statutory bookkeeping and reporting services.
     SED International do Brasil Distribuidora Ltda. has various litigations related to additional income taxes and social taxes allegedly due from the fiscal years 1998 through 2004. These legal claims were filed during the years 2002 and 2003. The legal claims range from $3,000 to $219,000 each or $522,000 in the aggregate. SED has an accrued liability of $200,000 to cover any losses and expenses related to these claims.
3. Accounts Receivable

	December 31,	June 30,
	2006	2006
Trade receivables	$35,642	$34,021
Less: allowance for doubtful accounts	(871)	(437)

	$34,771	$33,584

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4. Inventory

	December 31,	June 30,
	2006	2006
Inventory on hand	$34,920	$27,550

Inventory in transit	6,437	6,207

Less: allowances	(1,091)	(1,037)

	$40,266	$32,720

5. Comprehensive Income (Loss)
     Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions or other events and circumstances from non-owner sources, and is comprised of net income (loss) and other comprehensive income (loss). SED’s other comprehensive income (loss) is comprised exclusively of changes in SED’s foreign currency translation adjustments, including income taxes attributable to those changes.
     Comprehensive income (loss), net of income taxes, for the three months and six months ended December 31, 2006 and December 31, 2005 is as follows:

	Three months ended		Six months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss)	$27	$158	$140	$(308)
Changes in foreign translation adjustments	401	(126)	744	(52)

Comprehensive income (loss)	$428	$32	$884	$(360)

     There were no income tax effects related to the changes in foreign translation adjustments for the three months and six months ended December 31, 2006 or 2005. The deferred income tax asset related to the cumulative comprehensive losses was fully offset by a valuation allowance as of the beginning and end of the three months and six months periods ended December 31, 2006 and December 31, 2005; and therefore, the comprehensive income or loss for these periods had no income tax effect.
     Accumulated other comprehensive loss included in the shareholders equity totaled $3.7 million and $4.5 million at December 31, 2006 and June 30, 2006, respectively, and consisted solely of foreign currency translation adjustments.
     6. Segment Reporting
     SED operates in one business segment as a wholesale distributor of microcomputer, consumer electronics and wireless telephone products. SED operates and manages in two geographic regions, the United States and Latin America. Sales of products between SED’s geographic regions are made at market prices and eliminated in consolidation. All corporate over-head is included in the results of U.S. operations.

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     6. Segment Reporting (Continued)
     Financial information for continuing operations by geographic region is as follows:

	United States	Latin America	Eliminations	Consolidation
For the three months ended December 31, 2006
Net sales to unaffiliated customers	$72,356	$20,852	$(199)	$93,009
Gross profit	$3,747	$1,617	–	$5,364
Operating (loss) income	$(58)	$808	–	$750
Interest expense	$396	–	–	$396
Income tax expense	–	$327	–	$327
(Loss) income from continuing operations	$(455)	$482	–	$27
Total assets at December 31, 2006	$74,737	$21,447	$(12,270)	$83,914
For the three months ended December 31, 2005
Net sales to unaffiliated customers	$83,982	$19,004	–	$102,986
Gross profit	$3,700	$1,575	–	$5,275
Operating (loss) income	$137	$619	–	$756
Interest expense	$332	–	–	$332
Income tax expense	–	$266	–	$266
(Loss) income from continuing operations	$(195)	$353	–	$158
Total assets at December 31, 2005	$78,008	$18,219	$(12,259)	$83,968

4

     Net sales by product category is as follows:

For the three		Consumer
months ended	Micro-Computer	Electronics	Wireless Telephone
December 31,	Products	Products	Products	Handling Revenue	Total
2006	$79,181	$11,748	$1,835	$245	$93,009
2005	$85,470	$10,183	$7,005	$328	$102,986
          Approximately 39.9% and 32.9% of SED’s net sales for the three months ended December 31, 2006 and 2005, respectively, consisted of sales to customers for export principally into Latin America and direct sales to customers in Colombia and Argentina.

	United States	Latin America	Eliminations	Consolidation
For the six months ended December 31, 2006
Net sales to unaffiliated customers	$149,620	$40,209	$(199)	$189,630
Gross profit	$7,439	$3,049	–	$10,488
Operating income	$1	$1,509	–	$1,510
Interest expense	$746	–	–	$746
Income tax expense	$7	$617	–	$624
(Loss) income from continuing operations	$(753)	$893	–	$140
Total assets at December 31, 2006	$74,737	$21,447	$(12,270)	$83,914
For the six months ended December 31, 2005
Net sales to unaffiliated customers	$170,815	$34,469	–	$205,284
Gross profit	$6,925	$2,834	–	$9,759
Operating (loss) income	$(324)	$1,081	–	$757
Interest expense	$622	–	–	$622
Income tax expense	$6	$430	–	$436
(Loss) income from continuing operations	$(952)	$651	–	$(301)
Total assets at December 31, 2005	$78,008	$18,219	$(12,259)	$83,968

5

     Net sales by product category is as follows:

For the six	Micro-	Consumer	Wireless
months ended	Computer	Electronics	Telephone	Handling
December 31,	Products	Products	Products	Revenue	Total
2006	$164,966	$19,913	$4,249	$502	$189,630
2005	$167,427	$17,456	$19,739	$662	$205,284
          Approximately 38.6% and 31.5% of SED’s net sales for the six months ended December 31, 2006 and 2005, respectively, consisted of sales to customers for export principally into Latin America and direct sales to customers in Colombia and Argentina.
7. Restricted Stock, Stock Options and Other Stock Plans
     SED reversed $65,000 of expense during the first quarter of fiscal 2007 related to the forfeiture of non-vested share-based compensation and none for the three months ended December 31, 2006. Stock-based compensation expense recognized during the three months and six months ended December 31, 2006 was approximately $8,000 and $9,000, respectively.
     As of December 31, 2006, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements under our plans.
     No stock options or awards were granted during the six months ended December 31, 2006 and 2005.
     8. Credit Facility and Bank Debt
     On September 21, 2005, SED entered into a three year credit facility with Wachovia Bank, National Association (the “Wachovia Agreement”). The Wachovia Agreement provides for revolving borrowings up to $35 million based upon SED’s eligible accounts receivable and inventory as defined therein. Under the Wachovia Agreement, the credit facility may be increased to $50 million in $5 million increments if certain additional criteria are met.

6

     Borrowings under the Wachovia Agreement accrue interest based upon a variety of interest rate options depending upon the computation of availability as defined therein. The interest rates range from the prime rate to the prime rate plus a margin of .25%, or LIBOR plus a margin ranging from 1.75% to 2.25%. SED is also subject to a commitment fee ranging from .25% to .5% on the unused portion of the facility. Interest is payable monthly. Borrowings under the Wachovia Agreement are collateralized by substantially all domestic assets of SED and 65% of each of SED’s shares in its foreign subsidiaries, respectively. The Wachovia Agreement matures on September 21, 2008.
     The Wachovia Agreement also contains certain covenants which, among other things, require that if SED’s availability is less than $5 million at any time during the agreement, SED must restrict or limit capital expenditures and advances to SED’s Latin American subsidiaries. The Wachovia Agreement also contains certain covenants which, among other things, require that if SED’s availability is less than $5 million at any time during the agreement, then maintenance of a minimum fixed charge coverage ratio is required, as defined. The Wachovia Agreement also restricts SED’s ability to distribute dividends.
     Available borrowings under this agreement, based on collateral limitations at December 31, 2006 were $7.3 million. Average borrowings, maximum borrowings and weighted average interest rate for the three months ended December 31, 2006 were $20.9 million, $24.5 million and 7.2%, respectively. The weighted average interest rate on outstanding borrowings under credit facilities was 7.3% at December 31, 2006. Average borrowings, maximum borrowings and weighted average interest rate for the six months ended December 31, 2006 were $19.8 million, $24.5 million and 7.3%, respectively.
     The carrying value of all bank debt at December 31, 2006 approximates its fair value based on the variable market rates of interest on such bank debt. Outstanding Letters of Credit under the Wachovia Agreement totaled $4.1 million at December 31, 2006.
     On January 26, 2007, the Company entered into an interest rate swap contract to reduce the impact of the fluctuations in the interest rate on $5,000,000 notional amount of the revolving credit facility. The contract effectively converted the variable rate to a fixed rate of 5.2%. The Company utilizes derivative financial instruments to reduce interest rate risk. The Company does not hold or issue derivative financial instruments for trading purposes. Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), establishes accounting and reporting standards for derivative instruments and hedging activities. As required by SFAS 133, the Company recognizes all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged.
9. Legal Proceedings
     On June 19, 2006 we instituted an action in the Superior Court of Fulton County, State of Georgia captioned SED International, Inc. vs. Michael Levine, Civil Action file no. 2006-CV-118591. In the action, we assert that Mr. Levine breached the terms of our Termination Agreement and request that the court grant injunctive relief. In response, Mr. Levine has denied our assertions, filed a third party complaint against SED International Holdings and asserted counterclaims against SED International alleging breach and infliction of emotional distress. In connection with the third party complaint and the counterclaims, Mr. Levine has asked that the court award him costs, fees and punitive damages. In October 2006, we filed an Answer to his third party complaint and discovery has commenced. We believe that we have meritorious defenses to his complaint and counterclaims and will vigorously defend and prosecute this matter.
     As disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, on November 3, 2005, Mark Diamond (“Mr. Diamond”) filed a suit in the Superior Court of Dekalb County, State of Georgia captioned Mark Diamond vs. SED International Holdings, Inc., et al., Civil Action file no. 06-CV-12452-7. In this lawsuit, he alleges that we breached his employment agreement and has made multiple other claims, and has asked the court for declaratory judgment on some of the claims and an award of monetary damages under the theory of quantum meruit. With respect to the claims for declaratory judgment, we moved for summary judgment and the court has ruled in our favor. Subsequently, an appeal by Mr. Diamond, of that summary judgment decision was withdrawn. Upon withdrawal, the trial court scheduled a hearing on our motion to disqualify the attorney representing Mr. Diamond due to a conflict of interest. We

7

are currently waiting for that hearing to be rescheduled. From 1999 to 2005 Mr. Diamond was president and chief operating officer, and from 2003 to 2005 he was also chief executive officer of SED Holdings; from 2004 to 2005 he was president, chief executive and chief operating officer of SED International; and from 1996 to 2005 he was also a director of SED International Holdings. We believe that we have meritorious defenses to his complaint and counterclaims and will vigorously defend this matter.
     On August 19, 2005, Mr. Diamond filed a complaint against SED International with the United States Department of Labor, Case No. 2006-SOX-000444, alleging that SED International violated the employee protection provisions of Title XIII of the Sarbanes-Oxley Act of 2002 when it terminated him from his executive officer positions. He has asked the Department of Labor to award him damages in the form of back-pay and reinstatement as an executive officer of SED International. On December 13, 2005 the Department of Labor issued a decision in our favor. Mr. Diamond appealed that decision and we motioned for summary judgment in our favor. In October 2006, the Department of Labor denied our motion for summary judgment in connection with his appeal and a trial was held on the issues. In connection with the trial, both sides submitted briefs in January 2007 and response briefs are due by March 2007. We believe that we have meritorious defenses to his complaint and will vigorously defend this matter.
     As disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, on October 25, 2005, the Company was named in a lawsuit filed by Rockland Credit Finance, LLC, a Maryland limited liability company (“Rockland”), in the Superior Court of New Jersey, County of Essex captioned Rockland Credit Finance, LLC vs. Nikada Inc., et al., Docket no. ESX-L-00-8310-05. In the lawsuit, Rockland alleges that the Company is indebted to them as a result of the Company’s relationship with Nikada, Inc., a New Jersey corporation and a former product supplier to the Company, and seeks money damages in the amount of approximately $700,000 plus interest, costs and attorneys’ fees. The Company denies all the allegations. The Company has brought a third party claim against Nikada and its owner for misrepresentations and filed a Motion to Dismiss, which motion has not yet been ruled upon by the presiding court. In the event the Company’s motion is denied, discovery on the merits of the case will commence. The Company believes that it has meritorious defenses and will vigorously defend this matter.
10. New Accounting Pronouncements
     In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes-An Interpretation of Financial Accounting Standards Board Statement No. 109. The interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing, classifying and measuring tax positions for financial statement purposes. The interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax accounting. FIN 48 will be adopted by SED no later than the beginning of its fiscal year ending June 30, 2008, as required. Management is currently evaluating the impact of FIN 48 on its consolidated financial statements. The cumulative effect of the interpretation will be reflected as an adjustment to beginning retained earnings upon adoption.
     On November 10, 2005, the FASB issued FASB Staff Position No. FAS 123R-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company has elected to adopt the alternative transition method provided in this FASB Staff Position for calculating the tax effects of share-based compensation pursuant to FAS 123(R). The alternative transition method includes a simplified method to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee share-based compensation, which is available to absorb tax deficiencies recognized subsequent to the adoption of FAS 123R.
     In September 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), Financial Statements – Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB No. 108, companies could evaluate the materiality of financial statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company’s balance sheet. Misstatements that could be immaterial under one approach could be viewed as material under another approach, and not be corrected. SAB No. 108 now requires that companies view

8

financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. The Company is required to adopt the provisions of SAB No. 108 effective with the fiscal year ending January 31, 2007 and does not expect the provisions of SAB No. 108 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
     In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS No. 157”). FAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. The Company is required to adopt the provisions of FAS No. 157 in the first quarter of fiscal 2008. The Company is currently in the process of assessing what impact FAS No. 157 may have on its consolidated financial position, results of operations or cash flows.
ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following discussion should be read in conjunction with the condensed consolidated financial statements of SED and the notes thereto included in this quarterly report. Historical operating results are not necessarily indicative of trends in operating results for any future period.
Overview
     SED is an international distributor of microcomputer products, including personal computers, printers and other peripherals, supplies, networking products, consumer electronics and wireless telephone products, serving value-added resellers and dealers throughout the United States and Latin America.
Critical Accounting Policies and Estimates
General. Management’s discussion and analysis of SED’s financial condition and results of operations are based upon SED’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates its estimates, including those related to vendor programs and incentives, bad debts, inventories, investments and income taxes. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.
Revenue Recognition. SED recognizes revenue for products sold at the time shipment occurs and collection of the resulting receivable is deemed probable by SED. SED allows its customers to return product for exchange or credit subject to certain limitations. Provisions for estimated losses on such returns are recorded at the time of sale. Funds received from vendors for product rebates are accounted for as a reduction of product cost. Shipping and handling revenues are included in net sales and shipping costs are included in cost of sales.
Commitments and Contingencies. During the ordinary course of business, contingencies arise resulting from an existing condition, situation, or set of circumstances involving uncertainty as to possible gain, a gain contingency, or loss contingency, that will ultimately be resolved when one or more future events occur or fail to occur. Resolution of the uncertainty may confirm the acquisition of an asset or the reduction of a liability or the loss or impairment of an asset or the incurrence of a liability. When loss contingencies exist, such as, but not limited to, pending or threatened litigation, actual or possible claims and assessments, collectibility of receivables or obligations related to product warranties and

9

product defects or statutory obligations, the likelihood of the future event or events occurring generally will confirm the loss or impairment of an asset or the incurrence of a liability.
Accounts Receivable. Accounts receivable are carried at the amount owed by customers less an allowance for doubtful accounts.
Allowance for Doubtful Accounts. An allowance for uncollectible accounts has been established based on our collection experience and an assessment of the collectibility of specific accounts. SED evaluates the collectibility of accounts receivable based on a combination of factors. Initially, SED estimates an allowance for doubtful accounts as a percentage of accounts receivable based on historical collections experience. This initial estimate is periodically adjusted when SED becomes aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filing) or as a result of changes in the overall aging of accounts receivable.
     Inventory. Inventories are stated at the lower of cost (first-in, first-out method) or market. Most of SED’s vendors allow for either return of goods within a specified period (usually 90 days) or for credits related to price protection. However, for other vendor relationships and inventories, SED is not protected from the risk of inventory loss. Therefore, in determining the net realizable value of inventories, SED identifies slow moving or obsolete inventories that (1) are not protected by our vendor agreements from risk of loss, and (2) are not eligible for return under various vendor return programs. Based upon these factors, SED estimates the net realizable value of inventories and records any necessary adjustments as a charge to cost of sales. If inventory return privileges or price protection programs were discontinued in the future, or if vendors were unable to honor the provisions of certain contracts which protect SED from inventory losses, the risk of loss associated with obsolete and slow moving inventories would increase.
Foreign Currency Translation. The assets and liabilities of foreign operations are translated at the exchange rates in effect at the balance sheet date, with related translation gains or losses reported as a separate component of shareholders’ equity, net of tax. The results of foreign operations are translated at the weighted average exchange rates for the year. Gains or losses resulting from foreign currency transactions are included in the statement of operations.

10

Results of Continuing Operations
     The following table sets forth for the periods indicated the percentage of net sales represented by certain line items from SED’s consolidated statements of operations:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	100.00%	100.00%	100.00%	100.00%
Cost of sales, including buying and occupancy expense	94.23%	94.88%	94.47%	95.25%

Gross profit	5.77%	5.12%	5.53%	4.75%
Operating expenses:
Selling, general and administrative expense	5.08%	4.26%	4.87%	4.28%
Depreciation and amortization expense	.11%	.11%	.10%	.11%
Foreign currency transaction gain	(.22)%	.02%	(.24)%	—

Total operating expenses	4.97%	4.39%	4.73%	4.39%

Operating income	.80%	.73%	.80%	.36%
Interest expense, net	.43%	.32%	.39%	.30%

Income before income taxes	.37%	.41%	.41%	.06%
Income tax expense	.35%	.26%	.33%	.21%

Income (loss) from continuing operations	.02%	.15%	.08%	(.15)%

Three Months Ended December 31, 2006 and 2005
Revenues. Total revenues for the three months ended December 31, 2006 decreased 9.7% to $93.0 million as compared to $103.0 million for the three months ended December 31, 2005. The decrease in total revenues is primarily attributable to the decrease in our wireless telephone revenues and a decrease in microcomputer product sales. Sales of consumer electronics products increased. Microcomputer product sales for the three months ended December 31, 2006 decreased 7.4% to $79.2 million as compared to $85.5 million for the three months ended December 31, 2005. The decrease in microcomputer product sales was primarily due to a decrease in revenues from mass storage products. Wireless telephone revenues for the three months ended December 31, 2006 decreased 73.8% to $1.8 million as compared to $7.0 million for the three months ended December 31, 2005. The decrease in wireless revenues was primarily due to LG product availability issues caused by a discontinued vendor relationship with LG. Consumer electronics product sales for the three months ended December 31, 2006 increased 15.4% to $11.7 million as compared to $10.2 million for the three months ended December 31, 2005. The increase in consumer electronics revenues resulted from an increase in sales of flat panel televisions.
     Information concerning SED’s domestic and international revenues is summarized below:

	Three Months Ended
	December 31,		Change
	2006	2005	Amount	Percent
United States
Domestic	$55.9	$69.1	$(13.2)	(19.1)%
Export	16.5	14.9	1.6	10.6%
Latin America	20.8	19.0	1.8	9.5%
Elimination	(.2)	—	(.2)	—

Consolidated	$93.0	$103.0	$(10.0)	(9.7)%

11

     Domestic revenues declined $13.2 million to $55.9 million or 19.1% for the three months ended December 31, 2006 as compared to $69.1 million for the three months ended December 31, 2005. The decrease is primarily attributed to a decline in cellular sales and microcomputer products.
     The increase in the U.S. export sales was due primarily due to an improvement in the sale of printers and printer consumables.
     The increase in sales in Latin America was principally due to the slightly improving economies in both Argentina and Colombia.
     Sales of microcomputer products, including shipping and handling revenue, represented approximately 85.4% of SED’s second quarter net sales compared to 83.3% for the same period last year. Sales of wireless telephone products accounted for approximately 2.0% of SED’s second quarter net sales compared to 6.8 % for the same period last year. Sales of consumer electronics represented 12.6% for first quarter and 9.9 % for the same period last year.
Gross Profit Margins. Gross profit margin was $5.4 million or 5.8% for the three months ended December 31, 2006 compared to $5.3 million or 5.1% for the three months ended December 31, 2005. SED’s margins may be affected by several factors including (i) the mix of products sold, (ii) the price of products sold and provided and (iii) increased competition.
Selling, General and Administrative Expense. Selling, general and administrative expenses were $4.7 million for the three months ended December 31, 2006 compared to $4.4 million at December 31, 2005. Selling, general and administrative expenses as a percentage of revenues were 5.1% for the three months ended December 31, 2006 as compared to 4.3% for the three months ended December 31, 2005. The increase in expense over the prior year quarter is primarily attributed to several factors including (i) an increase in security related expenses of $50,000 at company warehouse facilities and (ii) a credit of $130,000 recorded in the prior year quarter for sales tax.
     Depreciation. Depreciation expense was $101,000 and $111,000 for the three months ended December 31, 2006 and 2005, respectively. The decline reflects lower capital expenditures.
     Foreign Currency Transaction. Foreign currency transaction gains for the three months ended December 31, 2006 were $208,000 as compared to a foreign currency transaction loss of $19,000 for the three months ended December 31, 2005. The increase in foreign currency transaction gains reflects the improvement in the foreign currencies and exchange rates in which SED operates.
     Interest Expense. Interest expense was $396,000 and $332,000 for the three months ended December 31, 2006 and 2005, respectively. The increase in interest expense is related to rising interest rates and higher average loan balances.
     Provision for Income Taxes. Income tax expense was approximately $327,000 for the three months ended December 31, 2006 as compared to $266,000 for the three months ended December 31, 2005. The provision is primarily related to income generated by SED’s Latin American subsidiaries. The provision for income taxes differs from the amount which would result from applying the statutory federal income tax rate due to the taxes imposed on the foreign

12

subsidiaries as well as the fact that the Company is not fully valuing a tax asset and benefit on the net operating loss carry-forward.
Six Months Ended December 31, 2006 and 2005
Revenues. Total revenues for the six months ended December 31, 2006 decreased 7.6% to $189.6 million as compared to $205.3 million for the six months ended December 31, 2005. The decrease in total revenues is primarily attributable to the decrease in our wireless telephone revenues and a decrease in microcomputer product sales. Sales of consumer electronics products increased. Microcomputer product sales for the six months ended December 31, 2006 decreased 1.5% to $165.0 million as compared to $167.4 million for the six months ended December 31, 2005. The decrease in microcomputer product sales was primarily due to a decrease in revenues from mass storage products. Wireless telephone revenues for the six months ended December 31, 2006 decreased 78.5% to $4.3 million as compared to $19.7 million for the six months ended December 31, 2005. The decrease in wireless revenues was primarily due to LG product availability issues caused by a discontinued vendor relationship with LG. Consumer electronics product sales for the six months ended December 31, 2006 increased 14.1% to $19.9 million as compared to $17.5 million for the six months ended December 31, 2005. The increase in consumer electronics revenues resulted from an increase in sales of flat panel televisions.
     Information concerning SED’s domestic and international revenues is summarized below:

	Six Months Ended
	December 31,		Change
	2006	2005	Amount	Percent
United States
Domestic	$116.4	$140.7	$(24.3)	(17.3)%
Export	33.2	30.1	3.1	10.3%
Latin America	40.2	34.5	5.7	16.7%
Elimination	(.2)	—	(.2)	—

Consolidated	$189.6	$205.3	$(15.7)	(7.6)%

     Domestic revenues declined $24.3 million to $116.4 million or 17.3% for the six months ended December 31, 2006 as compared to $140.7 million for the six months ended December 31, 2005. The decrease is primarily attributed to a decline in cellular and micro computer product sales.
     The increase in the U.S. export sales was due primarily due to an improvement in the sale of printers and printer consumables.
     The increase in sales in Latin America was principally due to the slightly improving economies in both Argentina and Colombia.
     Sales of microcomputer products, including shipping and handling revenue, represented approximately 87.3% of SED’s six months ended December 31, 2006 net sales compared to 81.9% for the same period last year. Sales of wireless telephone products accounted for approximately 2.2% of SED’s six months ended December 31, 2006 net sales compared to 9.6% for the same period last year. Sales of consumer electronics represented 10.5% for six months ended December 31, 2006 and 8.5% for the same period last year.

13

Gross Profit Margins. Gross profit margin was $10.5 million or 5.5% for the six months ended December 31, 2006 compared to $9.8 million or 4.8% for the six months ended December 31, 2005. SED’s margins may be affected by several factors including (i) the mix of products sold, (ii) the price of products sold and provided and (iii) increased competition.
Selling, General and Administrative Expense. Selling, general and administrative expenses were $9.2 million for the six months ended December 31, 2006 compared to $8.8 million at December 31, 2005. Selling, general and administrative expenses as a percentage of revenues were 4.9% for the six months ended December 31, 2006 as compared to 4.3% for the six months ended December 31, 2005. The increase in expense over the prior year period is primarily attributed to several factors including (i) credits totaling $200,000 for reversed sales tax accruals and (ii) miscellaneous income of $150,000, which were recorded in the prior year period.
     Depreciation. Depreciation expense was $192,000 and $228,000 for the six months ended December 31, 2006 and 2005, respectively.
     Foreign Currency Transaction. Foreign currency transaction gains for the six months ended December 31, 2006 were $452,000 as compared to $3,000 for the six months ended December 31, 2005. The increase in foreign currency transaction gains reflects the improvement in the foreign currencies and exchange rates in which SED operates.
     Interest Expense. Interest expense was $746,000 and $622,000 for the six months ended December 31, 2006 and 2005, respectively. The increase in interest expense is related to rising interest rates and higher average loan balances.
     Provision for Income Taxes. Income tax expense was approximately $624,000 for the six months ended December 31, 2006 as compared to $436,000 for the six months ended December 31, 2005. The provision is primarily related to income generated by SED’s Latin American subsidiaries. The provision for income taxes differs from the amount which would result from applying the statutory federal income tax rate due to the taxes imposed on the foreign subsidiaries as well as the fact that the Company is not fully valuing a tax asset and benefit on the net operating loss carry-forward.
Results of Discontinued Operations
     In February 2003, SED resolved to discontinue commercial operations of its Brazilian subsidiary, SED International do Brasil Distribuidora, Ltda. Accordingly, the operating results of SED International do Brasil Distribuidora, Ltda. (the “Brazil Operation”) have been classified as a discontinued operation for all periods presented in SED’s consolidated statements of operations. Additionally, SED has reported all of SED International do Brasil Distribuidora, Ltda. assets at their estimated net realizable values in SED’s consolidated balance sheets as of December 31, 2006 and June 30, 2006. As of June 30, 2006, the assets of SED International do Brasil Distribuidora, Ltda. had no net realizable value.
     The Brazil Operation had no recognized loss or gain from discontinued operations for the six months ended December 31, 2006 and had a loss from discontinued operations of $7,000 for the six months ended December 31, 2005. Sales activity in Brazil ceased after fiscal year 2003.
     SED International do Brasil Distribuidora, Ltda. has been transitioned from a commercial operating company into dormancy. During the dormancy period, SED will incur ongoing operating expenses for attorney fees, statutory bookkeeping and reporting services.

14

Financial Condition and Liquidity
     Overview. At December 31, 2006 SED had cash and cash equivalents totaling approximately $4.2 million. At December 31, 2006, SED’s principal source of liquidity is its $4.2 million of cash, and borrowings under its revolving credit facility. SED’s availability under the Wachovia Agreement was $7.3 million on December 31, 2006, net of $4.1 million in reserves for outstanding Letters of Credit. Historically, SED has financed its liquidity needs largely through internally generated funds, borrowings under a revolving credit agreement, subsidiary bank credit agreements, and vendor lines of credit. In September 2005, SED entered into a three year, $35 million credit facility with Wachovia Bank, National Association, which was used in part to pay off the Fleet Capital Corporation Bank borrowings. SED derives a substantial portion of its operating income and reported cash flows from its foreign subsidiaries and, due to certain bank and regulatory regulations, relies on such cash flows to satisfy its foreign obligations. While SED continues operations in Latin America, management believes that domestic banking agreements and international monetary restrictions may limit SED’s ability to transfer cash between its domestic and international subsidiaries. SED has no off-balance sheet arrangements or transactions involving special purpose entities.
     Operating Activities. Cash used in operating activities was $5.5 million for the six months ended December 31, 2006 as compared to $7.5 million used in operating activities for the three-month period ended December 31, 2005.
     Net trade receivables were $34.8 million at December 31, 2006 and $33.6 million at June 30, 2006. The increase in trade receivables is a direct result of the addition of larger slower-paying customers. Average days sales outstanding at December 31, 2006 were approximately 34.4 days as compared to 31.3 days at June 30, 2006.
     Net inventories increased $7.5 million to $40.2 million at December 31, 2006 from $32.7 million at June 30, 2006. The increase in inventory is primarily due to an increase in SED’s mass storage inventory and consumer electronics flat panel television products.
     Prepaid and other current assets were $3.6 million at December 31, 2006 and June 30, 2006.
     Accounts payable increased $3.0 million to $34.5 million at December 31, 2006 compared to $31.5 million at June 30, 2006. The increase in accounts payable is primarily attributed to the increase in inventory from June 30, 2006 and the timing of vendor payments.
     Financing Activities. Net borrowings under the revolving credit facility increased $5.1 million to $22.6 million at December 31, 2006 compared to $17.5 million at June 30, 2006.
     There have been no material changes to obligations and/or commitments since year-end. Purchase orders or contracts for the purchase of inventory and other goods and services are not included in our estimates. We are not able to determine the aggregate amount of such purchase orders that represent contractual obligations, as purchase orders may represent authorizations to purchase rather than binding agreements. Our purchase orders are based on our current distribution needs and are fulfilled by our vendors within short time horizons. SED does not have significant agreements for the purchase of inventory or other goods specifying minimum quantities or set prices that exceed our expected requirements for the three months ended December 31, 2006.

15

     Summary. SED believes that funds generated from operations, together with its revolving credit agreement, subsidiary bank credit agreements, vendor credit lines and current cash, will be sufficient to support the working capital and liquidity requirements for the next 12 months.

16

Appendix E
Boenning & Scattergood, inc.
ESTABLISHED 1914
INVESTMENT BANKING
May 15, 2007
Board of Directors
SED International Holdings, Inc.
4916 North Royal Atlanta Drive
Tucker, GA 30085
Members of the Board:
     We understand that SED International Holdings, Inc. (“SED”, or the “Company”) proposes to undertake a 100-to-1 reverse stock split of common stock, resulting in (i) the cash-out of all record holders of fewer than 100 shares of common stock, and (ii) a decrease in the number of shareholders of record to below 300 persons, which will permit the Company to deregister its common stock under the Securities Exchange Act of 1934 and terminate the Company’s public reporting obligation with the Securities and Exchange Commission (the “Proposed Transaction.”) As a result of the Proposed Transaction, shareholders holding less than 100 shares of the Company’s common stock will receive $1.30 in cash per share; shareholders holding more than 100 shares will receive the same cash consideration for any fractional shares that they hold after the effective time of the Proposed Transaction.
     The Company has requested our opinion as to the fairness of the Proposed Transaction to unaffiliated holders of common stock of the Company. We were retained in December 2006 to advise the Board of Directors of SED or a committee thereof (the “Board”) as to the pre-split per share price payable (the “Purchase Price”) in the involuntary redemption of fractional shares in the Proposed Transaction and to render a fairness opinion in connection with the Proposed Transaction.
     Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of its business as a broker-dealer, Boenning may, from time to time, purchase securities from, and sell securities to, SED. In the ordinary course of business, Boenning & Scattergood may actively trade the securities of SED for its own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.
     In arriving at our opinion, we have, among other things: (i) reviewed a draft of the proposal, as described in a draft of the Company’s Proxy Statement, dated February 9, 2007 as amended; (ii) reviewed the Company’s 10-Q for the three months ended September 30, 2006 and its 10-Ks for the years ended June 30, 2006 and 2004; (iii) reviewed the Company’s preliminary financial results for the three months ended December 31, 2006, (iv) reviewed the Company’s detailed forecast for the year ending June 30, 2007; (v) discussed with members of the senior management of SED, the Company’s business, operating results, financial condition and prospects; (v) compared stock prices, operating results, earnings estimates and financial
4 Tower Bridge • 200 Barr Harbor Drive • Suite 300 • West Conshohocken • PA 19428-2979
(610) 832-1212 • (800) 883-1212 • FAX (610) 832-5301
Member NASD, SIPC

Board of Directors SED International Holdings, Inc. May 15, 2007	Page 2
condition of certain publicly-traded electronics distributors and wholesale distributors we deemed reasonably comparable to SED, to similar data for SED; (vi) compared valuation multiples (to the extent available) and other financial terms of minority interest acquisitions; (vii) analyzed SED’s stock price trading history; (viii) reviewed the Company’s analysis of potential reporting cost savings resulting from the Proposed Transaction; (ix) reviewed the SED list of shareholders prepared as of November 30, 2006 by National City Bank and (x) conducted such other financial analyses, studies and investigations as we deemed appropriate.
     Our opinion is given in reliance on information and representations made or given by SED and its officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by SED including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources, all as described in our analysis provided separately to you. We have not independently verified the information concerning SED or other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have not conducted any valuation or appraisal of any assets or liabilities of SED, nor have any such valuations or appraisals been provided to us. Additionally, we assume that the Proposed Transaction is, in all respects, lawful under applicable law.
     With regard to financial and other information relating to the general prospects of SED, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the management of SED as to their most likely future performance and the cost savings (including the amount, timing and achievability thereof) anticipated to result from the Proposed Transaction.
     Our opinion is based upon information provided to us by the management of SED, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the fairness of the Proposed Transaction to the unaffiliated holders of common stock of the Company and does not constitute a recommendation to the Board.
     Based on the foregoing, we hereby confirm our opinion, which was provided to the Board on February 1, 2007, that the Proposed Transaction is fair to the unaffiliated holders of common stock of the Company.
Sincerely,

Boenning & Scattergood, Inc.

APPENDIX F-1
HIGHLY CONFIDENTIAL
February 9, 2007 EXHIBIT C(2)
Presentation to the Special Committee
SED International, Holdings, Inc.
Fairness Opinion Report
Boenning & Scattergood, Inc. 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300 West Conshohocken, PA 19428- 2979 Phone: 610- 832- 1212 Fax: 610- 832- 5301 www.boenningandscattergood.com Member NASD and SIPC

Table ofContents
TabPage
I.Corporate Overview 3
II.Transaction Rationale & Review 12
III.Boenning & Scattergood, Inc. Analyses & Valuation 22

Tab
Corporate Overview

Corporate Overview
SED International, Holdings, Inc. 4916 North Royal Atlanta Tucker, GA, 30085 Phone: 770] 491] 8962; Fax: 800] 329] 2733 www.sedonline.com
Business Description SED International, Holdings, Inc., (“SED”or the “Company”) through its subsidiaries, distributes microcomputer, consumer electronics, and wireless telephone products in the United States and Latin America. It offers microcomputer products, including mass storage, imaging, display, wireless products, and consumer electronics, as well as distributes wireless telephone products. The Company was incorporated in 1986 and is headquartered in Tucker, Georgia. Industry: Technology Distributors Current Stock Price (January 26, 2007): $1.31 52 Week High] Low: $1.40 $0.35 ] Shares Outstanding: 3.9 million Shares Outstanding on a fully] diluted basis: 4.2 million Average Trading Volume (30] day): 6,935 shares

Corporate Overview
IT Products Distribution Industry
SED competes within the IT products and services distribution industry. Within this industry, the Company operates under the traditional distribution model whereby the distributor buys, holds title to, and sells products and/or services to resellers who, in turn, typically sell directly to end#] users, or other resellers.
Hardware manufacturers and software publishers sell directly to distributors, resellers and end#] users. The large number of resellers worldwide makes it cost effective for suppliers to rely on IT distribution channels to serve this diverse customer base.
Resellers in the traditional distribution model depend on distributors for a number of services, including product availability, marketing, credit, technical support, and inventory management, which includes direct shipment to end#] users and, in some cases, allows end#] users to directly access distributors’inventory data. These services allow resellers to reduce their inventory, staffing levels, and backroom requirements, thereby streamlining their financial investment and reducing their costs.

Corporate Overview
Electronics & Wireless Handset Distribution Industry
The Company continues to draw upon its core strength of distribution and customer service capabilities by adding adjoining product lines to its business mix.
SED has recently utilized its operating leverage to distribute consumer electronics such as personal GPS systems, flat screen televisions, digital cameras and video gaming products and consoles as well wireless handsets.
Most manufacturers of electronic components and products rely onauthorized distributors, such as the Company, to augment their sales and marketing operations. As a marketing, stocking, and financial intermediary, the distributor relieves manufacturers of a portion of the costs and personnel associated with selling and stocking their products while providing geographically dispersed selling, order processing, and deliverycapabilities.
The growth of the electronics distribution and wireless handset industry has been fostered by the many manufacturers who recognize their authorized distributors as essential extensions of their marketing organizations.

Corporate Overview

Common Stock Performance – One Year

Price per share
$1.50
1.20
0.90
0.60
0.30
October 2, 2006
SED signs agreement to distribute Seagate products
December 4, 2006
Board of Directors approved reverse stock split
October 2, 2006
Company announces entry into the video gaming sector of consumer electronics
December 26, 2006
SED announces Master Distribution agreement with Microsoft
October 24, 2006
Company announces opening of new Tampa sales and distribution office.
1/17/2006
2/17/2006
3/17/2006
4/17/2006
5/17/2006
6/17/2006
7/17/2006
8/17/2006
9/17/2006
10/17/2006
11/17/2006
12/17/2006
Volume
100,000
80,000
60,000
40,000
20,000

SED INTERNATIONAL
7
BOENNING & SCATTERGOOD, INC.

Corporate Overview
Common Stock Performance –One Year Price per share October 2, 2006 December 4, 2006 $1.50 SED signs agreement to Board of Directors approved distribute Seagate products reverse stock split
October 2, 2006 1.20 Company announces entry into the videogaming sector of consumer electronics
0.90
December 26, 2006 SED announces Master Distribution agreement with Microsoft 0.60 October 24, 2006 Company announces opening of new Tampa sales and distribution office. 0.30 6 6 006 2 7/ 5/17/2006 6/17/20067/17/2006 8/17/2006 1 1/17/2006 2/17/2006 3/17/200 4/17/200 9/ 10/17/2006 11/17/2006 12/17/2006 Volume 100,000
80,000 60,000 40,000 20,000

Corporate Overview

Common Stock Performance – Five Years

Price per share
$ 2.62
2.12
1.62
1.12
0.62
0.12
1/15/02
5/15/02
9/15/02
1/15/03
5/15/03
9/15/03
1/15/04
5/15/04
9/15/04
1/15/05
5/15/05
9/15/05
1/15/06
5/15/06
9/15/06
Volume
200,000
150,000
100,000
50,000

SED INTERNATIONAL
8
BOENNING & SCATTERGOOD, INC.

Price per $ 50,000 100,00150,0200,0Volu1/1 0.12 0.62 1.12 1.62 2.12 2.62 share 5/02 Corporate 5/15 / 02 9/1 5/02 Overview 1/15/03 5/15 / 03 9/15 / 03 Common 1/15 / 04 Stock 5/15 / 04
9/15 / 04 1/15/05 Performance 5/15 / 05 –Five 9/15 / 05 1/15 Years / 06 5/15 / 06 9/15 / 06

Corporate Overview
Historical YearsEnded June 30, December 31, ASSETS 2003 2004 2005 2006 2006
Current assets: Cash and cash equivalents $ 4,849,000 $ 4,080,000 $ 3,082,000 $ 4,426,000 $ 4,219,000 Trade accounts receivable, less allowance for doubtful accounts of $437,000 (2006) and $535,000 (2005) 34,261,000 30,737,000 30,759,000 33,584,000 34,771,000 Inventories, net 33,098,000 30,226,000 33,812,000 32,720,000 40,266,000 Deferred income taxes, net 153,000 60,000 62,000 58,000 45,000 Other current assets 11,607,000 2,511,000 1,877,000 3,586,000 3,596,000 Total current assets 83,968,000 67,614,000 69,592,000 74,374,000 82,897,000 Property and equipment, net 2,202,000 1,605,000 1,191,000 941,000 1,017,000 Total assets $ 86,170,000 $ 69,219,000 $ 70,783,000 $ 75,315,000 $ 83,914,000
LIABILITIES AND SHAREHOLDER S EQUITY
Current liabilities: Trade accounts payable $ 37,470,000 $ 30,020,000 $ 30,505,000 $ 31,480,000 $ 34,521,000 Accrued and other current liabilities 8,146,000 4,745,000 4,865,000 4,834,000 4,487,000 Revolving credit facility 12,838,000 10,848,000 13,590,000 17,532,000 22,606,000 Total liabilities $ 58,454,000 $ 45,613,000 $ 48,960,000 $ 53,846,000 $ 61,614,000
Preferred stock, $1.00 par value; 129,500 shares authorized, none issued ] ] ] ] Common stock, $.01 par value; 100,000,000 shares authorized, 5,583,347 (2006) and 5,576,538 (2005) shares issued, 3,888,856 (2006) and 3,885,837 (2005) shares outstanding 56,000 56,000 56,000 56,000 56,000 Additional paid] in capital 68,442,000 68,574,000 68,595,000 68,584,000 68,531,000 Accumulated deficit (23,109,000) (27,378,000) (29,980,000) (29,596,000) (29,456,000) Accumulated other comprehensive loss (4,531,000) (4,510,000) (3,732,000) (4,488,000) (3,744,000) Treasury stock, 1,694,491 (2006) and 1,690,701 (2005) shares, at cost (13,052,000) (13,083,000) (13,083,000) (13,087,000) (13,087,000) Unearned compensation stock ] awards (90,000.00) (53,000.00) (33,000) ] Total shareholders equity 27,716,000 23,606,000 21,823,000 21,469,000 22,300,000 Total liabilities and shareholders equity $ 86,170,000 $ 69,219,000 $ 70,783,000 $ 75,315,000 $ 83,914,000

Corporate Overview
Historical Ended June 30, Projected 6 Months Ended Dec. 31, LTM as of Years Fiscal Year End December 31, 2003 2004 2005 2006 2007 2005 2006 2006
Net sales $ 413,148,000 $ 371,741,000 $ 380,864,000 $ 412,371,000 $ 395,782,059 $ 205,283,358 $ 189,630,056 $ 396,717,698 Cost of sales 393,724,000 355,168,000 364,091,000 390,968,000 390,968,000 195,524,829 179,142,732 374,585,903
Gross profit 19,424,000 16,573,000 16,773,000 21,403,000 27,559,462 9,758,528 10,487,324 22,131,796 Selling, general and administrative expenses, excluding depreciation and amortization expense (including $1,000,000 to a related party in 24,961,000 18,536,000 17,195,000 17,958,000 24,273,824 8,776,665 9,238,384 18,419,719 2004) Depreciation and amortization expense 1,614,000 1,233,000 868,000 422,000 414,916 227,725 192,109 386,384 Foreign currency transactions loss (gain) 581,000 14,000 (244,000) 512,000 (517,936) (3,281) (452,872) 62,409 Loss (gain) on disposal of assets (3,000) (30,000) 31,000 ] ] ] Impairment 39,000 ] ] ] ] ]
Operating income (loss) (7,768,000) (3,180,000) (1,077,000) 2,511,000 3,388,658 757,419 1,509,703 3,263,284 Interest expense net ] of interest income of $220,000 in 2004 470,000 246,000 691,000 1,389,000 1,560,000 622,385 745,791 1,512,406 Other Income 10,513,000 ] ] ] ] ]
Income (loss) before income taxes and discontinued operations 2,275,000 (3,426,000) (1,768,000) 1,122,000 1,828,658 135,034 763,912 1,750,878 Income tax expense 613,000 801,000 680,000 931,000 739,326 436,381 623,659 1,118,278
Income (loss) from continuing operations 1,662,000 (4,227,000) (2,448,000) 191,000 1,089,332 (301,347) 140,253 632,600 Gain (loss) from discontinued operations (4,742,000) (42,000) (154,000) 193,000 ] 193,000
Net income (loss) $ (3,080,000) $ (4,269,000) $ (2,602,000) $ 384,000 $ 1,089,332 $ (301,347) $ 140,253 $ 825,600
EBITDA $ (5,537,000) $ (1,963,000) $ (422,000) $ 3,445,000 $ 3,285,638 $ 985,144 $ 1,701,812 $ 3,712,077
Sales Growth Rate ]] (10.0)% 2.5% 8.3% (4.0)% ]] (7.6)% ]] Gross Margin 4.7% 4.5% 4.4% 5.2% 7.0% 4.8% 5.5% 5.6% SG&A as a % of Sales 6.0% 5.0% 4.5% 4.4% 6.1% 4.3% 4.9% 4.6% D&A as a % of Sales 0.4% 0.3% 0.2% 0.1% 0.1% 0.1% 0.1% 0.1% Currency Translation as a % of Sales 0.1% 0.0% (0.1)% 0.1% (0.1)% (0.0)% (0.2)% 0.0% Operating Margin (1.9)% (0.9)% (0.3)% 0.6% 0.9% 0.4% 0.8% 0.8% EBITDA Margin (1.3)% (0.5)% (0.1)% 0.8% 0.8% 0.5% 0.9% 0.9%
Source: Company’s public filings and management estimates.

Corporate Overview

Ownership Profile

11%
10%
15%
64%
Fidelity Management & Research Company
Alleyn R. Earl
All Current Directors & Officers
Public Float

SED International
11
Boenning & Scattergood, Inc.

Corporate Overview
Ownership Profile
Fully] Diluted Basis
Shares %
Fidelity Management & Research Company 480,000 11.3% Alleyn R. Earl 416,402 9.8% All Current Directors & Officers 636,464 15.0% Public Float 2,701,758 63.8%
Total Fully] Diluted Shares Outstanding 4,234,624 100.0%
11% Fidelity Management & 10% Research Company Alleyn R. Earl
All Current Directors & 15% Officers 64% Public Float

Tab II

Transaction Rationale & Review

SED INTERNATIONAL
12
BOENNING & SCATTERGOOD, INC.

Tab II
Transaction Rationale & Review

Transaction Rationale & Review
Rationale for Reverse Stock Split Transaction
Public company costs are high: Costs associated with retaining public status , servicing shareholders and continuing public communications; Additional costs related to SOX, increasing D&O insurance expenses and audit costs.
Time demands on management and employees associated with public company status are significant: Investor relations and communications; Preparing public reports, filings, press releases and RegulationFD compliance.
Shareholders are unable to benefit fully from public company status due to limited liquidity and micro#] cap classification resulting in issues relating to: Shareholders ability to move into and out of large positions; The Company’s ability to use shares for acquisitions and raise capital in public markets; The Company’s attractiveness as an investment vehicle for institutional investors.
Maintaining the status quo and continuing to bear public companycosts do not present any tangible benefits.

Transaction Rationale & Review
Rationale for Reverse Stock Split Transaction (continued)
The transaction provides several benefits: Reduces direct and indirect costs; Saves management and employee time; Small shareholders can exit their investment in the Company at apremium to current market prices; Small shareholders are able to sell without a commission; Small shareholders can retain ownership by acquiring additional shares.

Transaction Rationale & Review
Costs of Being Public for SED International, Holdings, Inc.
Non The primary purpose of the transaction is Reporting Reporting to eliminate the ever increasing expenses associated with being public. Annual Audit & Quarterly Reviews 226,000 140,000 Audit fees related to SOX 200,000 Company estimates the annual costs of SOX Consulting (Approx) 240,000 complying with the disclosure and Accounting Staff SOX ] 75,000 reporting requirements under the Consulting Fees 10Q/10K 75,000 7,500 Exchange Act and the new requirements of Nat l City Fees / ADP Investor 20,000 the Sarbanes] Oxley Act of 2002 to be equal Printing & Filing 50,000 5,000 to approximately $1,126,000. Legal Fees Related to SEC 120,000 Board Meetings 120,000 80,000 The Company expects to reduce its annual Total Estimated Annual Cost $1,126,000 $ 232,500 reporting expenses by $893,500, to $232,500, as a result of the reverse stock Source: SED Management. split transaction.
The transaction expenses are estimated to be equal to $150,000, not including the amount to be paid for fractional and odd lot shares. This means the payback is less than one year.

Transaction Rationale & Review
SED International’s Reverse Stock Split Proposal
SED International, Holdings, Inc. has determined to undertake a reverse stock split transaction to reduce its number of shareholders of record below300 and thereby cease to be subject to SEC reporting requirements.
A reverse split of 1#] for#] 100 existing shares held by various public shareholders, with odd lot shares (whether from shareholders holding less than 100 shares or holding an uneven multiple of 100 shares) are being redeemed by SED.
Such a transaction would reduce SED’stotal shareholders of record from approximately 500 to approximately 100.
Subject to SED’selection to proceed and review of the detailed terms of the transaction, Wachovia has indicated its preliminary approval to allow this transaction to be funded through its revolving credit facility, to the extent SED has availability under its borrowing formula. Currently, SED has approximately $7,300,000 of such availability.

Transaction Rationale & Review
Scope of Boenning & Scattergood, Inc.’s Engagement
In arriving at its analysis and opinion, Boenning & Scattergood,Inc. took into account its assessment of general economic, market and financialconditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things: Reviewed documents relating to the transaction; Review publicly available financial information and other data with respect to SED, including annual and quarterly reports and the definitive Proxy statement; Reviewed certain publicly available information concerning the trading of, and market for, the common stock of SED; Reviewed and compared the fractional share consideration with the implied acquisition premiums paid in minority acquisitions; Reviewed and discussed with representatives of the management team of SED certain financial and operating information furnished by them, including financial analyses with respect to the business, operations and the potential legal liabilities of SED.

Transaction Rationale & Review
Scope of Boenning & Scattergood, Inc.’s Engagement (continued)
The Boenning & Scattergood analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of January 29, 2007. Accordingly, although subsequent developments may affect its opinion, B&S does not assume any obligation to update, review orreaffirm its opinion.
B&S assumes the transaction will be consummated in accordance with the terms set forth, without any further amendments thereto, and without any waiver by SED of any of the conditions to any obligations or terms thereof.
B&S has relied upon and assumed the accuracy and completeness ofall the financial, operating, legal and industry information that was used by it without assuming any responsibility for any independent verification ofany such information and has further relied upon the assurances of SED management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading.
With respect to the financial and other information utilized, B&S assumed that such information has been reasonable prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make its analyses and form an opinion.

Transaction Rationale & Review
Scope of Boenning & Scattergood, Inc.’s Engagement (continued)
Boenning & Scattergood has not been requested to opine, and the opinion does not in any manner address, the underlying business decision of SED to proceed with or affect the transaction.
B&S assumed that the transaction will be consummated in a mannerthe complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and municipal statutes, rules and regulations of any kind.
B&S has not made a physical inspection of the properties and facilities of SED and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of SED. In addition, B&S has not attempted to confirm whether the Company has good title to its assets.
B&S was not asked to consider, and its opinion does not address,the relative merits of the transaction as compared to any alternative business strategy that might exist for SED. In addition, B&S was not engaged to seek alternatives to the transaction that might exist for SED.

Transaction Rationale & Review
Scope of Boenning & Scattergood, Inc.’s Engagement (continued)
The opinion is for the use and benefit of the Board of Directorsin connection with its consideration of the transaction and is not intended to be and does not constitute a recommendation to any SED shareholder as to how much such shareholder should vote with respect to the transaction if such vote is required.
B&S does not express any opinion as to the underlying valuation or future performance of SED nor the price at which the common stock wouldtrade at any time in the future.

Transaction Rationale & Review
Scope of Boenning & Scattergood, Inc.’s Engagement (continued)
A price of $1.30 per share is proposed by the Company
We have concluded that the Proposed Transaction and repurchase of currently outstanding common shares which would represent fractional interests, at the price of $1.30 per current common share, is fair, from a financial point of view, to the holders of common shares who would receive cash in exchange for said shares.

Tab III

Boenning & Scattergood, Inc.
Analyses & Valuation

SED INTERNATIONAL
22
BOENNING & SCATTERGOOD, INC.

Tab III Boenning & Scattergood, Inc. Analyses & Valuation

Boenning & Scattergood, Inc. Analyses & Valuation

Analysis of Purchase Price

Market Capitalization	$5.5
Plus: Net Debt	18.4
Total Enterprise Value	$23.9
Implied Enterprise Value / Revenues [a]	0.06 x
Implied Enterprise Value / EBITDA [a]	6.45 x
Price / Earnings [a]	6.72 x

SED INTERNATIONAL

23

BOENNING & SCATTERGOOD, INC.

Boenning & Scattergood, Inc. Analyses & Valuation
Analysis of Purchase Price
Purchase Price $1.30
Most Recent Price $1.31 Premium / Discount ] 0.76%
52] Week High $1.40 Premium / Discount ] 7.14%
52] Week Low $0.35 Premium / Discount 271.43%
90] Day Average $1.05 Premium / Discount 24.16%
Market Capitalization $5.5 Plus: Net Debt 18.4
Total Enterprise Value $23.9
(a) Implied Enterprise Value / Revenues 0.06 x
(a) Implied Enterprise Value / EBITDA 6.45 x
(a) Price / Earnings 6.72 x
(a) Financial statistics are based on LTM operating performance as of 12/31/06.

Boenning & Scattergood, Inc. Analyses & Valuation
ComparablePublic Companies
(USD $MMs)
Debt / Total Net Debt Cap. Net Gross EBITDA Income and Company Ticker Pref. Net Debt (%) Sales Gross ProfitEBITDA EBIT Income (%) (%) (%) Stock
ACL Semiconductors Inc. ACLO $10.9 $10.2 90.4% $102.6 $4.1 $1.1 $1.1 $0.5 4.0% 1.1% 0.5% All American Semiconductor Inc. SEMI 97.8 97.2 82.0% 471.3 76.0 4.4 3.6 (2.6) 16.1% 0.9% NA ADDvantage Technologies Group Inc. AEY 21.4 9.3 25.4% 52.5 16.7 8.5 8.2 4.0 31.9% 16.1% 7.6% AMCON Distributing Co. DIT 62.7 55.9 92.6% 638.9 60.1 8.5 6.5 1.0 9.4% 1.3% 0.1% Arrow Electronics Inc. ARW 1,257.41,004.5 31.1% 13,043.4 1,966.8 668.4 624.3 334.7 15.1% 5.1% 2.6% Avnet Inc. AVT 1,485.61,003.8 33.8% 14,633.8 1,893.1 643.2 580.2 243.8 12.9% 4.4% 1.7% Bell Microproducts Inc. BELM 331.6 319.8 58.6% 3,278.5 251.1 49.8 41.3 (11.2) 7.7% 1.5% NA Core#] Mark Holding Company, Inc. CORE 82.3 36.4 28.6% 3,912.3 282.0 53.8 42.5 21.4 7.2% 1.4% 0.5% Ingram Micro Inc. IM 707.2 171.5 20.6% 30,461.2 1,649.1 480.9 419.0 258.4 5.4% 1.6% 0.8% Jaco Electronics Inc. JACO 35.9 35.9 50.3% 245.7 31.7 3.8 3.0 (6.6) 12.9% 1.5% NA Nu Horizons Electronics Corp. NUHC 70.0 60.0 32.4% 692.9 106.0 21.0 19.7 10.2 15.3% 3.0% 1.5% Richardson Electronics Ltd. RELL 128.8 119.9 58.8% 645.6 158.6 27.8 21.6 (5.6) 24.6% 4.3% NA ScanSource Inc. SCSC 107.0 103.9 26.9% 1,771.4 179.9 77.8 72.0 42.4 10.2% 4.4% 2.4% SYNNEX Corp. SNX 68.6 36.6 12.3% 6,198.7 273.0 105.2 96.0 48.2 4.4% 1.7% 0.8% Taitron Components Inc. TAIT 0.6 (1.7) 2.6% 9.9 2.8 0.3 0.1 0.1 27.8% 2.7% 1.3% Tech Data Corp. TECD 155.1 26.3 8.7% 20,850.1 977.8 223.9 170.8 (108.5) 4.7% 1.1% NA WESCO International Inc. WCC 371.8 312.5 34.8% 5,181.3 1,051.9 378.6 352.0 198.7 20.3% 7.3% 3.8% Zunicom Inc. ZNCM 11.7 10.1 56.1% 91.1 13.4 3.2 2.9 2.0 14.8% 3.5% 2.2%
Summary (18): Upper Quartile 43 29 25.8% 302 39 5 4 (2) 7.3% 1.4% 0.8% Median $90 $58 33.1% $1,232 $169 $39 $31 $3 12.9% 2.2% 1.5% Lower Quartile $287.5 159 58.0% 5,944 804 194 152 47 15.9% 4.4% 2.4%

Boenning & Scattergood, Inc. Analyses & Valuation

Comparison to Comparables

Financial Metrics	SED International, Holdings, Inc.	Comparable Companies Financial Metrics		
		25% Median	Median	75% Median
3-Year Revenue Growth Rate	0.0%	8.7%	10.6%	16.4%
Gross Margin %	5.6%	7.3%	12.9%	15.9%
EBITDA Margin %	0.9%	1.4%	2.2%	4.4%
Operating Margin %	0.8%	1.1%	1.5%	3.8%
Net Income Margin %	0.2%	0.8%	1.5%	2.4%

SED INTERNATIONAL

25

BOENNING & SCATTERGOOD, INC.

Boenning & Scattergood, Inc. Analyses & Valuation
Comparison to Comparables
3#] Year Revenue Growth Rate 0.0% 8.7% 10.6% 16.4%
Gross Margin % 5.6% 7.3% 12.9% 15.9%
EBITDA Margin % 0.9% 1.4% 2.2% 4.4%
Operating Margin % 0.8% 1.1% 1.5% 3.8%
Net Income Margin % 0.2% 0.8% 1.5% 2.4%
Note: 3#] Year revenue growth rates based on last three fiscal on last twelve months years. All margins based figures.

Boenning & Scattergood, Inc. Analyses & Valuation
ComparablePublic Companies (USD $MMs, except for per share data)
LTM Stock Price as of% of 52 Equity Enterprise LTM Gross LTM Current Next Book Company Ticker 1/28/07 Week High Market Cap. Value Sales Margin EBITDA LTM P/E FYE P/E FYE P/E Value
ACL Semiconductors Inc. ACLO $0.10 29.4% $3 $13 0.1 x 3.2 x 11.3 x 5.5 x NM NM 3.7 x All American Semiconductor Inc. SEMI 3.16 58.5% 13 110 0.2 x 1.4 x 24.9 x NM NM NM 0.5 x ADDvantage Technologies Group Inc. AEY 3.17 34.9% 32 42 0.8 x 2.5 x 4.9 x 8.1 x 6.0 x NM 2.1 x AMCON Distributing Co. DIT 19.66 91.9% 10 66 0.1 x 1.1 x 7.8 x 12.9 x NM NM #] 5.9 x Arrow Electronics Inc. ARW 34.33 92.9% 4,196 5,201 0.4 x 2.6 x 7.8 x 12.7 x 11.8 x 11.0 x 1.7 x Avnet Inc. AVT 27.76 99.9% 4,073 5,076 0.3 x 2.7 x 7.9 x 16.8 x 12.3 x 10.9 x 1.4 x Bell Microproducts Inc. BELM 8.00 101.9% 243 563 0.2 x 2.2 x 11.3 x NM 20.9 x 12.6 x 1.1 x Core#] Mark Holding Company, Inc. CORE 31.31 68.8% 318 355 0.1 x 1.3 x 6.6 x 15.9 x 19.4 x 16.4 x 1.7 x Ingram Micro Inc. IM 20.73 98.2% 3,434 3,605 0.1 x 2.2 x 7.5 x 13.5 x 13.0 x 11.8 x 1.4 x Jaco Electronics Inc. JACO 3.26 74.4% 21 56 0.2 x 1.8 x 14.9 x NM NM NM 0.6 x Nu Horizons Electronics Corp. NUHC 8.74 58.9% 159 219 0.3 x 2.1 x 10.4 x 15.5 x NM NM 1.1 x Richardson Electronics Ltd. RELL 8.92 86.6% 145 265 0.4 x 1.7 x 9.5 x NM 39.0 x 13.3 x 1.6 x ScanSource Inc. SCSC 27.85 86.0% 717 821 0.5 x 4.6 x 10.6 x 17.2 x 16.5 x 16.1 x 2.6 x SYNNEX Corp. SNX 20.29 83.0% 617 654 0.1 x 2.4 x 6.2 x 13.3 x 12.5 x NM 1.3 x Taitron Components Inc. TAIT 2.38 95.2% 13 11 1.1 x 4.1 x NM NM NM NM 0.6 x Tech Data Corp. TECD 37.41 85.5% 2,037 2,064 0.1 x 2.1 x 9.2 x NM 31.1 x 18.1 x 1.2 x WESCO International Inc. WCC 60.47 75.3% 2,973 3,285 0.6 x 3.1 x 8.7 x 15.7 x 14.8 x 12.2 x 5.3 x Zunicom Inc. ZNCM 1.85 58.7% 16 27 0.3 x 2.0 x 8.3 x 9.6 x NM NM 2.3 x
Summary (18):
0.383 (a)
(a) Implied stock price assumes net debt shares outstanding will $18.3MM and 4.2MM shares, $3.712MM LTM and $825K in LTM as of and fully diluted remain constant at fully#] diluted respectively,in EBITDA net income 12/31/06.

Boenning & Scattergood, Inc. Analyses & Valuation
Minority Interest Acquisitions Premiums
Target Target Stock Target Stock Stock Total Transaction Percent Premium % #]Premium % 1 #] Premium % 1 #] Date AnnouncedTarget Exchange:Ticker Value ($mm) Buyers/Investors Sought (%) 1 Day PriorMonth Prior Week Prior
10/31/2006 JDS Uniphase Corp. NasdaqNM:JDSU) $42.0TRC Capital Corporation 1.42 (4.05) 540.99 (3.19) 12/22/2006 Point.360 NasdaqNM:PTSX 3.6DG FastChannel 11.37 58.58 84.71 74.78 11/16/2006 ACD Systems International Inc.TSX:ASA 5.1 #] 47.5 163.64 75.76 100.0 11/22/2006 MGM Mirage NYSE:MGM 24.5Tracinda Corp. 0.16 10.92 26.19 18.59 10/25/2006 Elron Electronic Industries NasdaqNM:ELRN 4.2Discount Investment Corp. Ltd. 1.19 3.21 18.82 3.66 Ltd. 04/20/2006 Ubizen NV ENXTBR:UBIB 11.3Cybertrust 9.64 22.67 16.53 24.12 09/27/2006 Hanesbrands Inc. NYSE:HBI 43.0TRC Capital Corporation 2.08 (4.04) 11.52 0.315 04/25/2006 Integrity Mutual Funds Inc. OTCBB:IMFD 0.5Xponential Inc. 9.67 14.29 5.26 0 08/21/2006 Trendsetter Solar Products, OTCPK:TSSP 0.6Lifeline Biotechnologies, Inc. 7.86 55.56 0 125.81 Inc. 07/18/2006 American Spectrum Realty Inc. AMEX:AQQ 0.1MacKenzie Patterson Fuller, Inc. 0.26 (7.75) (0.294) (14.23) 08/15/2006 Kontron AG DB:KBC 8.6 #] 1.5 (1.64) (0.443) (0.881) 08/11/2006 Team Financial Inc. NasdaqNM:TFIN 2.7 #] 5.2 4.32 (2.22) (0.631) 07/31/2006 Paragon National Bank OTCBB:PGNN 1.7Mercantile Bancorp Inc. 4.0 0.72 (3.15) 0.319 03/01/2006 PokerTek, Inc. NasdaqNM:PTEK 8.6Aristocrat Leisure Ltd. 10.0 (28.34) (4.42) (25.33) 06/13/2006 Spark Networks plc DB:MHJG 17.0Great Hill Equity Partners III, L.P 10.1 0.646 (8.98) (5.44) 04/05/2006 Epicore BioNetworks Inc. CDNX:EBN 0.1 #] 5.3 29.16 (10.57) 5.69 09/27/2006 PokerTek, Inc. NasdaqNM:PTEK 3.8Aristocrat Leisure Ltd. 4.4 (21.53) (11.21) (16.84) 03/13/2006 Riverstone Networks Inc. OTCPK:RSTN 18.0Hedgehog Capital Management 15.0 (13.14) #] 09/08/2006 PokerTek, Inc. NasdaqNM:PTEK 4.5Aristocrat Leisure Ltd. 4.8 (13.32) (17.42) 2.06 08/02/2006 Ediets.com Inc. NasdaqSC:DIET 18.1Prides Capital Fund I, Prides Capital LLC 20.9 (1.6) (21.98) (6.42) 02/23/2006 CellStar Corp. OTCPK:CLST 1.1 #] 6.0 (59.99) (58.85) (65.59) 12/22/2006 Proteo Inc. OTCBB:PTEO 0.8FID Esprit AG 6.7 (80.33) (76.92) (77.36)
Note: Transactions are for positions less than 25% and under $25MM in total value.

Boenning & Scattergood, Inc. Analyses & Valuation
Valuation Range Summary
Boenning & Scattergood Fairness Opinion Share Price $1.30
Minority Positions Acquisitions Premiums
Public Comparable Companies
52#] Week Price Range
$0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $6.00
We have concluded that the Proposed Transaction and repurchase of currently outstanding common shares which would represent fractional interests, at the price of $1.30 per current common share, is fair, from a financial point of view, to the holders of common shares who would receive cash in exchange for said shares.

APPENDIX F-2

Table of Contents

Tab		Page
I.	Analysis of Net Book Value	3
II.	Liquidation Value	4

SED INTERNATIONAL 2 BOENNING & SCATTERGOOD, INC.

SED INTERNATIONAL HOLDINGS, INC.
P R O X Y
FOR SPECIAL MEETING OF THE SHAREHOLDERS
          , 2007
THIS PRELIMINARY PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Jean Diamond and Lyle Dickler, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Shareholders of SED INTERNATIONAL HOLDINGS, INC. (the “Company”) to be held at the Company’s executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, on           , 2007 at 10:00 a.m., Eastern Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.
Please mark “X” your votes as indicated :
1. Authorize the Board of Directors of the Company to amend the Company’s Articles of Incorporation to effect a reverse stock split of its common stock at a ratio one-for-one hundred(100) shares at any time prior to June 30, 2007 at the sole discretion of the Board.
FOR ☐ AGAINST ☐ABSTAIN ☐
(Continued, and to be signed, on the Reverse Side)

FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.
The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

Dated:	, 2007

Signature of Shareholder

Signature of Shareholder
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
IMPORTANT — PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.